UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12
MOLEX INCORPORATED
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which the transaction applies:
(2)	Aggregate number of securities to which the transaction applies:
(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of the transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MOLEX INCORPORATED

2222 Wellington Court
Lisle, Illinois 60532

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 28, 2011

Dear Stockholders:

We will hold the annual meeting of Molex Incorporated stockholders on Friday, October 28, 2011 at 10:00 a.m., Central time, at our corporate headquarters at 2222 Wellington Court, Lisle, Illinois 60532.

The purpose of the annual meeting is to consider and take action on the following matters:

1. Election of four Class III directors nominated by Molex’s Board of Directors to serve a three-year term;

2. Ratification of the selection of Ernst & Young LLP as Molex’s independent auditor for fiscal year 2012;

3. Non-binding advisory vote on the compensation of our named executive officers for fiscal year 2011;

4. Non-binding advisory vote on the frequency of advisory votes on named executive officer compensation;

5. Approval of an amendment to the 2008 Molex Stock Incentive Plan, including an increase in the total number of authorized shares and reapproval of the material terms of the performance goals under the plan;

6. Approval of an amendment to the 2005 Molex Employee Stock Purchase Plan, including an increase in the total number of authorized shares; and

7. Any other business that properly comes before the meeting or any adjournments or postponements thereof.

The items of business listed above are more fully described in the Proxy Statement accompanying this Notice. Stockholders of record as of the close of business on September 1, 2011 are entitled to vote at the annual meeting or any adjournments or postponements thereof.

Your vote is important. Please note that your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting (except the ratification of the selection of Ernst & Young LLP) unless you provide specific voting instructions by completing and returning your voting instruction form or following the instructions provided to you to vote your shares via the Internet or telephone. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted. You may vote via the Internet, telephone or mail before the annual meeting or in person at the annual meeting.

By Order of the Board of Directors

Mark R. Pacioni
Secretary

September 9, 2011
Lisle, Illinois

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 28, 2011: The Proxy Statement and the Annual Report are available at www.proxyvote.com.

Item	Page

Information Concerning Voting and Solicitation	3
General Information	3
Who Can Vote	3
How to Vote	3
Meeting Admission	4
Molex Stock	5
Counting of Votes	5
Expenses of Solicitation	6
Voting Results	6
Item 1 - Election of Directors	7
Corporate Governance	11
Board Independence	11
Board Leadership Structure	12
Board and Committee Information	12
Risk Oversight	14
Compensation and Risk	15
Compensation of Directors	16
Director Compensation Table	17
Security Ownership of Directors and Executive Officers	18
Section 16(a) Beneficial Ownership Reporting Compliance	19
Security Ownership of More Than 5% Stockholders	20
Item 2 - Ratification of the Selection of the Independent Auditor	21
Audit Matters	21
Audit Committee Report	21
Independent Auditor’s Fees	22
Policy on Audit Committee Pre-Approval of Services	22
Compensation Discussion and Analysis	23
Report of the Compensation Committee	31
Executive Compensation	31
Summary Compensation Table	31
Fiscal Year 2011 Grants of Plan-Based Awards	33
Outstanding Equity Awards at 2011 Fiscal Year-End	35
Fiscal Year 2011 Option Exercises and Stock Vested	36
Fiscal Year 2011 Nonqualified Deferred Compensation	36
Potential Payments Upon Termination or Change in Control	38
Transactions with Related Persons	39
Compensation of Employee Directors	40
Item 3 - Non-binding advisory vote on the compensation of our named executive officers for fiscal year 2011	41
Item 4 - Non-binding advisory vote on the frequency of advisory votes on named executive officer compensation	42
Item 5 - Approval of an amendment to the 2008 Molex Stock Incentive Plan, including an increase in the total number of authorized shares and reapproval of the material terms of the performance goals under the plan	43
Item 6 - Approval of an amendment to the 2005 Molex Employee Stock Purchase Plan, including an increase in the total number of authorized shares	50
Equity Compensation Plan Information	54
Other Matters	54
APPENDICES
Appendix A: 2008 Molex Stock Incentive Plan, as amended and restated
Appendix B: 2005 Molex Employee Stock Purchase Plan, as amended and restated

MOLEX INCORPORATED

2222 Wellington Court
Lisle, Illinois 60532

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Molex Incorporated (“Molex” or the “Company”), a Delaware corporation, for use at the annual meeting of stockholders to be held on Friday, October 28, 2011, at 10:00 a.m., Central time, or at any postponements or adjournments thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders and for any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting, which will be held at our corporate headquarters at 2222 Wellington Court, Lisle, Illinois 60532.

In accordance with Securities and Exchange Commission (the “SEC”) rules, we furnish our proxy materials, including our Annual Report to Stockholders, on the Internet. We will begin distributing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record and beneficial owners on or about September 9, 2011. The Notice of Internet Availability contains instructions on how to access this Proxy Statement and our 2011 Annual Report to Stockholders and how to vote. If you receive a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you specifically request them, which you may do by following the instructions included in the Notice of Internet Availability.

Who Can Vote

You are entitled to vote at the annual meeting if you were a stockholder of record of Molex voting stock as of the close of business on September 1, 2011. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

How to Vote

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability, proxy card or voting instruction form provided.

By Internet.  Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability or, if printed copies of the proxy materials were received, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees or nominees. Please check your voting instruction form for Internet voting availability. Voting instructions must be received by 11:59 p.m., Eastern time, October 27, 2011.

By Telephone.  Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions regarding accessing a copy of the Proxy Statement on the Notice of Internet Availability or, if printed copies of the proxy materials were received, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees or nominees. Voting instructions must be received by 11:59 p.m., Eastern time, October 27, 2011.

By Mail.  Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.

In Person.  Stockholders of record may also vote in person at the annual meeting. We will provide a ballot to anyone who requests one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instruction form as described below so that your vote will be counted if you later decide not to attend the meeting.

Molex is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. (Delaware General Corporation Law, Section 212(c).) The electronic voting procedures provided for the annual meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If you submit a properly executed proxy and do not specify how you want your shares to be voted, your shares will be voted by the named proxy holders “For” the election of all director nominees and Items 2, 3, 5 and 6 and “Three Years” for proposal 4.

In their discretion, the named proxy holders are authorized to vote in their best judgment on any other matters that may properly come before the annual meeting and at any postponements or adjournments thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the annual meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received by the applicable deadlines, so no such matters may be brought to a vote at the annual meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the annual meeting. Stockholders of record may revoke a proxy by sending to our Secretary, at 2222 Wellington Court, Lisle, Illinois 60532, a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting in person and voting in person. If your shares are held in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record.

Meeting Admission

You are entitled to attend the annual meeting only if you were a Molex stockholder as of the close of business on September 1, 2011 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted. Cameras, recording equipment, electronic devices, large bags, briefcases or packages will not be permitted in the annual meeting. For directions to the annual meeting, please call 630.527.4447.

Molex Stock

We have three classes of common stock: Common Stock, par value $.05 per share (“Common Stock”), Class A Common Stock, par value $.05 per share (“Class A Common Stock”), and Class B Common Stock, par value $.05 per share (“Class B Common Stock”).

–	Voting Stock: Common Stock and Class B Common Stock

The holders of Common Stock and Class B Common Stock are entitled to one vote per share upon each matter submitted to the vote of the stockholders and, subject to the conditions summarized below, vote separately as a class as to all matters except the election of directors. With respect to the election of directors, the holders of Common Stock and Class B Common Stock vote together as a class. As of the record date, Frederick A. Krehbiel, John H. Krehbiel, Jr. and Fred L. Krehbiel control the vote of approximately 93% of Class B Common Stock. As a result, regardless of the vote of any other Molex stockholder, they generally have control over the vote relating to all matters other than the election of directors.

The right of Class B Common Stock holders to vote separately as a class is subject to applicable law and exists for so long as at least 50% of the authorized shares of the Class B Common Stock are outstanding. As of September 1, 2011, more than 50% of the authorized shares of Class B Common Stock were outstanding.

–	Non-Voting Stock: Class A Common Stock

The holders of Class A Common Stock have the same liquidation rights and the same rights and preferences regarding dividends as the holders of Common Stock or Class B Common Stock. However, the holders of Class A Common Stock have no voting rights except as otherwise required by law or under certain circumstances. For example, under Delaware law, any amendments to our Certificate of Incorporation changing the number of authorized shares of any class, changing the par value of the shares of any class, or altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including Class A Common Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together.

Class A Common Stock would automatically convert into Common Stock on a share-for-share basis any time upon the good faith determination by the Board of Directors that either of the following events has occurred: (i) the aggregate number of outstanding shares of Common Stock and Class B Common Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Common Stock and Class A Common Stock together; or (ii) any person or group, other than one or more members of the Krehbiel family, as defined in our Certificate of Incorporation, becomes or is the beneficial owner of a majority of the outstanding shares of Common Stock.

–	Shares Outstanding on the Record Date

As of the close of business on September 1, 2011 there were outstanding:

95,560,076 shares of Common Stock

79,905,701 shares of Class A Common Stock

94,255 shares of Class B Common Stock

–	Quorum

A majority of the outstanding shares of each of Common Stock and Class B Common Stock entitled to vote will constitute a quorum at the meeting.

Counting of Votes

All votes will be tabulated by Broadridge Financial Solutions, Inc., the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes,

abstentions and broker non-votes. Shares held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker non-votes will be counted as present for purposes of determining a quorum.

Our directors are elected by a plurality of the votes cast by the holders of Common Stock and Class B Common Stock voting together as a class. This means the director nominees who receive the largest number of properly cast “for” votes will be elected as directors. Abstentions and withheld votes will have no effect on the result of the votes on the election of directors.

All other proposals, other than Item 4, must be approved separately by a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting voting as a class and the majority of the shares of Class B Common Stock present in person or represented by proxy at the annual meeting voting as a class. Abstentions will have the same effect as votes against these proposals. With respect to Item 4, the Board will consider which option — one, two or three years — receives the most votes by holders of Common Stock and Class B Common Stock voting as separate classes in deciding upon the frequency with which to hold advisory votes on named executive officer compensation.

If you are a stockholder of record and do not submit your vote by proxy or vote in person at the annual meeting, your shares will not be voted. However, if you hold shares beneficially in street name, the result may be different. If you do not return the voting instruction form, your broker, trustee or nominee may vote your shares in certain circumstances and on certain proposals. Brokers cannot vote “uninstructed” shares in the election of directors and on other matters to be considered at the meeting, other than the ratification of the selection of Ernst & Young LLP as independent auditor (Item 2). Thus, if you hold your shares in street name and you do not instruct your record holder how to vote on Items 1, 3, 4, 5 and 6, then no votes will be cast on your behalf on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for purposes of voting on non-discretionary matters.

Expenses of Solicitation

All expenses for soliciting proxies will be paid by Molex, which has retained Georgeson Inc. (“Georgeson”), 199 Water Street, 26th Floor, New York, New York 10038, to aid in the solicitation of proxies, for fees of approximately $8,500, plus additional expenses of approximately $1,000. Proxies may be solicited by personal interview, mail and telephone. Georgeson has contacted brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. Molex will reimburse such parties for their reasonable expenses for sending proxy materials to the beneficial owners of the shares. In addition, solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

Voting Results

We will announce preliminary voting results at the annual meeting and report final voting results within four business days of the annual meeting on Form 8-K. You can access that Form 8-K and our other reports filed with the SEC at our website www.molex.com or at the SEC’s website www.sec.gov.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting during ordinary business hours at our offices at 2222 Wellington Court, Lisle, Illinois 60532, for ten days prior to the annual meeting, and also at the annual meeting.

ITEM 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Vacancies on the Board may be filled only by persons elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board). A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Each share of Common Stock and Class B Common Stock is entitled to one vote for each of the four director nominees. It is the intention of the named proxy holders to vote the proxies received by them for the election of the four nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the annual meeting, an event that currently is not anticipated by the Board of Directors, the proxies will be voted for the election of a substitute nominee proposed by the Board unless the Board chooses to reduce the number of directors serving on the Board. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

The Corporate Governance and Nominating Committee of the Board of Directors is responsible for making recommendations to the Board concerning nominees for election as directors and nominees for Board vacancies. The characteristics sought in director candidates are: well regarded in the community with long-term, good reputation for highest ethical and moral standards; good common sense and judgment; an independent, objective, candid, yet constructive approach; the ability to contribute from a diversity of perspectives including geographical, cultural and professional; a strategic perspective, awareness of the dynamics of change and the ability to anticipate and capitalize on business opportunities; a history of significant business or professional responsibilities leading to a positive record of accomplishment in present and prior positions; business and/or professional knowledge and experience applicable to the Company’s business; and the time, energy, interest, and willingness to assume the full responsibilities of being a member of the Board.

In addition, the Committee considers whether the candidate is committed to act in the best interests of all shareholders, satisfies the independence standards, contributes to the overall functioning of the Board and promotes diversity among the directors. The Committee discusses diversity considerations in connection with each candidate, and in connection with the composition of the Board as a whole. The Committee believes that, as a group, the nominees below bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.

Based upon the recommendation of the Corporate Governance and Nominating Committee, Edgar D. Jannotta, John H. Krehbiel, Jr., Donald G. Lubin, and Robert J. Potter are all nominees for reelection to the Board. If elected, each nominee would serve until the 2014 annual meeting of stockholders.

Set forth below is information with respect to the nominees, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a director and their age.

Frederick A. Krehbiel and John H. Krehbiel, Jr., are brothers and Fred L. Krehbiel is the son of John H. Krehbiel, Jr., (collectively, the “Krehbiel Family”). The Krehbiel Family may be considered “control persons” of Molex. Other than the Krehbiel Family, no director or executive officer has any family relationship with any other director or executive officer.

Class III Nominees Subject to Election This Year

EDGAR D. JANNOTTA

Edgar D. Jannotta, age 80, has served as a director of Molex since 1986. Mr. Jannotta has been Chairman of William Blair & Company LLC, an international investment banking firm, since 2001. He has served in numerous capacities at William Blair since 1965, including Senior Director, Senior Partner and Managing Partner. Mr. Jannotta is a director of Aon Corporation and Laboratorios Grifols, S.A. Mr. Jannotta’s prior public company director experience includes Exelon Corporation (2000-2008) and Bandag, Incorporated (1973-2008).

The Board believes that Mr. Jannotta’s nearly 25 years of service as a director and 50 years as a partner and Chairman of an international investment banking firm provides the Board with global financial, marketing, management and corporate governance experience and insight into global economic and financial trends and strategic financial issues. Mr. Jannotta also brings to the Board other public company directorship experience.

Mr. Jannotta is the Chairman of the Corporate Governance and Nominating Committee and is a member of the Executive Committee.

JOHN H. KREHBIEL, JR.

John H. Krehbiel, Jr., age 74, has served as a director of Molex since 1966. Mr. Krehbiel has been Co-Chairman of the Board since 1999. From 1999 to 2001, he served as Co-Chief Executive Officer. From 1996 to 1999, he served as Chief Operating Officer, and from 1975 to 1999, he served as President. Mr. Krehbiel has not served as a director of any other public company during the past five years.

The Board believes that Mr. Krehbiel’s 50-plus years of experience with Molex, including as Co-Chairman and former Co-CEO, provides the Board with a deep understanding of the Company. Mr. Krehbiel was instrumental in the growth of Molex’s domestic operations and that experience assists the Board in overseeing Molex’s long-term strategy and his life-long affiliation with the Company adds significant value to the Company’s relationship with its stakeholders.

Mr. Krehbiel is a member of the Executive Committee.

DONALD G. LUBIN

Donald G. Lubin, age 77, has served as a director of Molex since 1994. Mr. Lubin is a partner of the law firm SNR Denton, U.S., L.L.P. He has been a partner since 1964 and was Chairman from 1990 to 1996. Mr. Lubin is a director of Shaklee Global Group, Inc.

The Board believes that Mr. Lubin’s extensive legal experience in counseling Boards of Directors and senior management of publicly- and privately-owned companies regarding corporate restructurings, takeover defense, corporate governance and mergers and acquisitions provides the Board with unique insight and perspective in matters relating to law, governance and compliance.

ROBERT J. POTTER

Robert J. Potter, age 78, has served as a director of Molex since 1981. Dr. Potter has been President and Chief Executive Officer of R.J. Potter Company, a business consulting firm, since 1990. From 1987 to 1990, Dr. Potter was President and Chief Executive Officer of Datapoint Corporation, a leader in network-based data processing. Dr. Potter is a director of Zebra Technologies Corporation and his prior public company director experience includes Cree, Inc. (2001-2007).

The Board believes Dr. Potter’s nearly 30 years of service as a director of Molex and experience as an officer and consultant to industrial and service businesses along with his Ph.D. in optics contributes scientific knowledge with practical business sense to the Board in the areas of technology strategies, investments in new products, ventures and emerging technologies. Dr. Potter also brings to the Board other public company directorship experience.

Dr. Potter is the Chairman of the Technology Committee and is a member of the Audit Committee.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE

Class I Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders

MICHELLE L. COLLINS

Michelle L. Collins, age 51, has served as a director of Molex since 2003. Ms. Collins has been President of Cambium LLC, a business and financial advisory firm, and Advisory Board Member of Svoboda Capital Partners LLC since 2007. Ms. Collins was a co-founder of Svoboda Collins LLC, a private equity firm, where she served as Managing Director from 1998 to 2007. From 1992 to 1997, Ms. Collins was a principal at William Blair & Company, LLC. Ms. Collins is a director of Columbia Wanger and Acorn Trusts, Health Care Services Corporation and Integrys Energy Group, Inc. Ms. Collins’ prior public company director experience includes CDW Corporation (1996-2007) and Bucyrus International (2009-2011).

The Board believes that Ms. Collins, co-founder and former managing director of a private equity firm, brings broad business, management and financial experience, including financial statement evaluation and analysis, oversight and reporting experience. Ms. Collins also has extensive governance experience from her service as a director of other public and private companies, mutual funds, civic and not-for-profit organizations.

Ms. Collins is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

FRED L. KREHBIEL

Fred L. Krehbiel, age 46, has served as a director of Molex since 1993. Since 1988, he has served in various engineering, marketing and managerial positions within Molex. Mr. Krehbiel is Senior Vice President, Technology Innovation; from July 2007 through August 2009 he was Vice President, Product Development and Commercialization for Molex’s Global Commercial Products Division; from 2003 to 2007, he was President, Connector Products Division (Americas), and from 2002 to 2003, he served as President, Automotive Division (Americas). Mr. Krehbiel has not served as a director of any other public company during the past five years.

The Board believes that Mr. Krehbiel’s 20-plus years of experience with Molex in a variety of roles including current service as Senior Vice President, Technology Innovation, provides the Board with an extensive understanding of Molex’s products, customers and markets. Mr. Krehbiel also brings an understanding of the industry’s trends and opportunities and Molex’s technology competitiveness and strategy.

Mr. Krehbiel is a member of the Technology Committee.

DAVID L. LANDSITTEL

David L. Landsittel, age 71, has served as a director of Molex since 2005. Mr. Landsittel is Chairman of COSO, a private sector organization that provides guidance to business enterprises and others on internal controls, enterprise risk management and fraud deterrence. He previously served as Chairman of the Auditing Standards Board of the American Institute of Certified Public Accountants. From 1963 to 1997, Mr. Landsittel served as an auditor in various positions with Arthur Andersen LLP. Mr. Landsittel is a Trustee of Burnham Investors Trust.

The Board believes Mr. Landsittel’s experience in accounting, auditing and financial reporting lends financial expertise to oversee Molex’s financial statements, internal controls and risk management. Mr. Landsittel’s leadership positions in accounting and auditing organizations offers current insight and perspective on financial reporting and audit processes. Mr. Landsittel also brings to the Board investment management company experience.

Mr. Landsittel is the Chairman of the Audit Committee and is a member of the Compensation Committee.

JOE W. LAYMON

Joe W. Laymon, age 58, has served as a director of Molex since 2002. He resigned from the Board in 2006 and was re-elected in January 2008. Mr. Laymon has been Corporate Vice President of Human Resources at Chevron Corporation since 2008. Prior to that, Mr. Laymon was Group Vice President of Corporate Human Resources and Labor Affairs of Ford Motor Company from 2004 to 2008. From 2000 to 2004 he was Executive Director of Human Resources of Ford. Mr. Laymon has not served as a director of any other public company during the past five years.

The Board believes that Mr. Laymon’s executive and management experience at two Fortune 100 companies brings knowledge in global human resources and labor affairs, assists the Board in overseeing the development of a pay-for-performance culture at Molex and provides perspective into executive compensation and benefits.

Mr. Laymon is the Chairman of the Compensation Committee.

JAMES S. METCALF

James S. Metcalf, age 53, has served as a director of Molex since 2007. Since 2011, he has been the President and Chief Executive Officer of USG Corporation, a leading manufacturer and distributor of building materials and products used in certain industrial processes and the President and Chief Operating Officer of USG from 2006-2010. Mr. Metcalf joined USG in 1980 and has held numerous executive positions including Executive Vice President and President, Building Systems from 2002 to 2006; President and Chief Executive Officer, L&W Supply from 2000 to 2002; and Executive Vice President and Chief Operating Officer, L&W Supply from 1999 to 2000. Mr. Metcalf is a director of USG.

The Board believes that Mr. Metcalf’s executive and management experience with respect to business conditions, manufacturing operations, corporate strategy, acquisitions and divestitures and quality management provides the Board with insight and expertise to oversee corporate strategy. Mr. Metcalf also brings to the Board other public company directorship experience.

Mr. Metcalf is a member of the Compensation Committee.

Class II Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

MICHAEL J. BIRCK

Michael J. Birck, age 73, has served as a director of Molex since 1995. He is the co-founder of Tellabs, Inc., a telecommunications equipment company. He has been Chairman of Tellabs since 2000. He was the Chief Executive Officer of Tellabs from 2002 to 2004, and Chief Executive Officer and President from 1975 to 2000. Mr. Birck’s prior public company director experience includes Illinois Tool Works Inc. (1996-2008).

The Board believes Mr. Birck, as the co-founder, Chairman and former CEO of Tellabs, brings to the Board significant senior leadership, industry, technical, sales and marketing and global experience. He is a recognized industry expert with more than 25 years of experience and has received a number of awards for innovation and entrepreneurship. Mr. Birck also brings to the Board other public company directorship experience.

Mr. Birck is a member of the Corporate Governance and Nominating Committee, Technology Committee and Executive Committee.

ANIRUDH DHEBAR

Anirudh Dhebar, age 60, has served as a director of Molex since 2009. Dr. Dhebar has been a professor of marketing at Babson College since 1997, and prior to joining the faculty at Babson College, he was on the faculty at the Harvard Business School (1983-1995) and the Sloan School of Management at the Massachusetts Institute of Technology (1995-1997). Dr. Dhebar is also the managing partner of The Momenteum Group (business development programs and advisory services). Dr. Dhebar has not served as a director of any other public company during the past five years.

The Board believes that Dr. Dhebar’s experience as a scholar, educator and consultant focusing on the interplay of technology, product policy, pricing and marketing strategy in the industries and markets in which Molex competes provides valuable technical experience to the Board in the areas of marketing, research and development.

Dr. Dhebar is a member of the Technology Committee.

FREDERICK A. KREHBIEL

Frederick A. Krehbiel, age 70, has served as a director of Molex since 1972. Mr. Krehbiel has been Co-Chairman of the Board since 1999. From 1988 to 1999 he served as Vice Chairman and Chief Executive Officer and as Chairman from 1993 to 1999. From 1999 to 2001 he served as Co-Chief Executive Officer and as Chief Executive Officer from 2004 to 2005. Mr. Krehbiel’s prior public company director experience includes DeVry Inc. (1996-2008) and Tellabs, Inc. (1985-2008).

The Board believes that Mr. Krehbiel’s 46 years of experience with Molex, including as Co-Chairman and former CEO brings a deep knowledge of Molex’s business to Board deliberations. Mr. Krehbiel was instrumental in the growth of Molex’s international operations and his life-long affiliation with the Company provides the Board with a unique historical perspective and a focus on the long-term interests of the Company and its shareholders.

Mr. Krehbiel is the Chairman of the Executive Committee.

MARTIN P. SLARK

Martin P. Slark, age 56, has served as a director of Molex since 2000. Mr. Slark has been Vice Chairman and Chief Executive Officer since 2005. From 2001 to 2005, he served as President and Chief Operating Officer. From 1999 to 2001, he served as Executive Vice President. Mr. Slark is a director of two other public companies, Hub Group, Inc. and Northern Trust Corp. He also serves as a director of Liberty Mutual Insurance Group (not a public company).

The Board believes that Mr. Slark provides the strategic and management leadership necessary to guide Molex through volatile economic conditions and global competition. Mr. Slark possesses over 30 years of experience at Molex in a broad variety of roles and geographies giving him in-depth knowledge of Molex’s divisions, employees, customers and markets. Mr. Slark also brings to the Board other public company directorship experience.

Mr. Slark is a member of the Executive Committee.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has assessed the independence of the directors in light of the listing standards of NASDAQ and the more stringent Independence Standards established by the Board, which are described below and posted on our website, www.molex.com/financial/corporate_governance.html, on the Investors page under Corporate Governance.

The NASDAQ standards have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if the director (i) is an employee of the Company or (ii) is a partner in, or an executive officer of, an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition to the Board-level standards for director independence, each director who serves on the Audit Committee must satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the company other than their director compensation and must not be an affiliated person.

Under the additional Independence Standards established by the Board, a director cannot be affiliated with a business organization that either paid or received payments to or from Molex during any one of the past three fiscal years that exceed the greater of 2% of the recipient’s gross revenues for that year or $200,000.

In assessing independence, the Board reviewed transactions and relationships of the directors based on information provided by each director, our records and publicly available information. Based on the review and recommendation by the Corporate Governance and Nominating Committee, the Board of Directors determined that under these standards, the following directors are independent including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment: Michael J. Birck, Michelle L. Collins, Anirudh Dhebar, Edgar D. Jannotta, David L. Landsittel, Joe W. Laymon, James S. Metcalf and Robert J. Potter. Donald G. Lubin has determined that he is not independent in light of his longstanding role as a legal advisor to Molex and the Krehbiel Family, and the Board agrees with Mr. Lubin’s determination.

From time to time, we make charitable contributions to organizations with which a non-employee director has an affiliation. The Corporate Governance and Nominating Committee reviewed all such charitable contributions and the Board determined that they did not affect the independent status of any non-employee director.

Board Leadership Structure

As stated in Molex’s Corporate Governance Principles, the Board generally believes that the positions of CEO and Chairman should be held by separate persons and reviews this arrangement when a new CEO or Chairman is being considered. Currently, the positions of CEO and Chairman are held by separate persons, Martin P. Slark is our CEO and Frederick A. Krehbiel and John H. Krehbiel, Jr. serve as Co-Chairmen. We believe this structure is optimal for Molex because it allows Mr. Slark to focus on the day-to-day operation of the business. At the same time, the Co-Chairmen focus on leadership of the Board of Directors, including preparing meeting agendas, calling and presiding over Board meetings and providing Molex with direction on company-wide issues. The Co-Chairmen also work with Mr. Slark to ensure management is adequately addressing the matters identified by the Board. This structure optimizes the roles of CEO and Chairman and provides Molex with sound corporate governance practices in the management of its business.

Board and Committee Information

The Board of Directors held eight meetings during FY11, and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. The Board expects all directors to attend the annual meeting of stockholders, barring unforeseen circumstances. All members of the Board were present at the 2010 annual meeting of stockholders. The non-employee directors meet in executive session without management present following each regularly scheduled Board meeting. The Chairman of the Corporate Governance and Nominating Committee presides at these executive sessions.

The Board has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Technology Committee and Executive Committee. The charters of these committees are posted on our website, www.molex.com/financial/corporate_governance.html. In addition, the Board has established a Stock Option Plan Committee comprised of Frederick A. Krehbiel, John H. Krehbiel, Jr., and Martin P. Slark.

The Audit Committee consists of Mr. Landsittel (Chair), Ms. Collins and Dr. Potter. The Board has determined that each of the members of the Audit Committee is independent under the listing standards of NASDAQ and the SEC and that each member of the committee is an “audit committee financial expert” as defined by SEC regulations. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication. The functions of the Audit Committee are described under “Audit Committee Report.” During FY11, the Audit Committee met nine times.

The Compensation Committee consists of Mr. Laymon (Chair) and Messrs. Landsittel and Metcalf. The Board has determined that each of the members of the Compensation Committee is independent under the listing standards of NASDAQ. The Compensation Committee is responsible for establishing executive compensation policies and overseeing executive compensation practices. The roles and responsibilities of the Compensation Committee, management and the compensation consultants are described in greater detail under “Compensation Discussion and Analysis.” The Compensation Committee is authorized to delegate responsibilities to subcommittees when appropriate but has not done so. During FY11, the Compensation Committee met five times.

The Corporate Governance and Nominating Committee consists of Mr. Jannotta (Chair), Mr. Birck and Ms. Collins. The Board has determined that each of the members of the Corporate Governance Committee is independent under the listing standards of NASDAQ. The Corporate Governance Committee oversees corporate governance and Board membership matters and monitors the independence of the Board. The Corporate Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees for election to the Board and reviews the performance of the Board. During FY11, the Corporate Governance Committee met twice.

The Technology Committee consists of Dr. Potter (Chair), Mr. Birck, Dr. Dhebar and Fred L. Krehbiel. The Technology Committee reviews and monitors the execution of the Company’s technology strategies and its technology competitiveness. In addition, the Technology Committee reviews and discusses significant emerging technology issues, trends and opportunities that may affect the Company, its business and strategy. During FY11, the Technology Committee met three times.

The Executive Committee consists of Frederick A. Krehbiel (Co-Chair), John H. Krehbiel, Jr. (Co-Chair), and Messrs. Birck, Jannotta and Slark. The Executive Committee has all the powers and authority of the Board in the management of the business and affairs, except with respect to certain enumerated matters including Board composition and compensation, changes to our charter documents, or any other matter expressly prohibited by law or our charter documents. Pursuant to its charter, the Executive Committee has appointed a subcommittee consisting of Frederick A. Krehbiel, John H. Krehbiel, Jr., and Martin P. Slark to act in certain prescribed and specific areas. During FY11 the Executive Committee did not meet, but its subcommittee acted by unanimous written consent.

–	Corporate Governance Principles

The Board of Directors has adopted policies and procedures to ensure effective governance of the Company. Our corporate governance materials, including our Corporate Governance Principles, the charters of each of the standing committees of the Board, our Director Independence Standards, our codes of conduct and information regarding securities transactions by our directors and officers, may be viewed on our website at www.molex.com/financial/corporate_governance.html. We will also provide any of the foregoing information in print without charge upon written request to the Secretary, Molex Incorporated, 2222 Wellington Court, Lisle, Illinois 60532.

–	Process for Identifying Board Candidates

The Corporate Governance and Nominating Committee maintains, with the approval of the Board, certain criteria and procedures relating to the identification, evaluation and selection of candidates to serve on the Board. The minimum criteria sought by the Board for candidates as directors are described in the Board’s “Criteria for Membership on the Board of Directors.” In addition, the Corporate Governance and Nominating Committee has established “Procedures for Identifying and Evaluating Candidates for Director.” These documents are posted on our website, www.molex.com/financial/corporate_governance.html, on the Investors page under Corporate Governance. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders provided that appropriate notice is given.

–	Outside Board Memberships

In recognition of the increasing demands of board service, the Board has limited the number of public company boards on which our directors and executive officers may serve as follows: (i) non-employee directors are limited to service on four other public company boards; (ii) the Chief Executive Officer is limited to service on two other public company boards; and (iii) all other executive officers (other than the Co-Chairmen) are limited to service on one other public company board.

–	Change in Director Occupation

When a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is required to tender his or her resignation for consideration by the Board. The Board will determine whether any action should be taken with respect to the resignation.

–	Stockholder Communication With the Board

Our annual meetings provide an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group by following the “Procedures for Stockholder Communications with Directors” posted on our website www.molex.com/financial/corporate_governance.html, on the Investors page under Corporate Governance.

Risk Oversight

Molex’s Corporate Governance Principles provide that the Board is responsible for the consideration and oversight of strategic issues and risks facing the Company. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board carries out this responsibility by considering specific risk topics, including risks associated with our strategic plan, capital structure and corporate development activities. At each Board meeting, the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer present detailed reports that include strategic, operational and financial risks. In addition, the executive vice presidents of our global divisions and senior vice presidents and vice presidents of our corporate functions periodically present reports to the Board that include the risks relative to their respective areas. Furthermore, the Board is routinely informed by senior management of developments that could affect our risk profile or other aspects of our business.

The Board also executes its oversight responsibility through its standing committees: Audit, Compensation, Corporate Governance and Nominating and Technology. Each committee chairperson reports on the committee’s activities at regularly scheduled board meetings.

•	The Audit Committee oversees and monitors Molex’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks. The Internal Auditor regularly reports to the Audit Committee with respect to risk management and risk assessment and the Chairman of the Business Conduct Committee regularly reports to the Audit Committee with respect to compliance and ethics programs and internal investigations. Other functions, including Treasury, Information Technology, Tax and Investor Relations, report at least annually to the Audit Committee and their presentations include risks inherent in their areas.

•	The Compensation Committee oversees and monitors the risks associated with Molex’s compensation policies and practices and executive evaluation and the Senior Vice President, Human Resources, regularly reports to the Compensation Committee on such matters.

•	The Corporate Governance and Nominating Committee oversees and monitors risks relating to Molex’s governance structure and processes and the Secretary regularly reports to the Corporate Governance Committee on such matters.

•	The Technology Committee reviews and monitors Molex’s technology strategies and competitiveness and the Senior Vice President, Technology Innovation coordinates the reporting on such matters to the Technology Committee.

Compensation and Risk

We believe that our compensation programs are designed with appropriate risk mitigators, including:

•	Mix of base salary, cash incentive opportunities, and long-term equity compensation, that provide a balance of short-term and long-term incentives with fixed and variable components;

•	Capped payout levels and a holdback feature for cash incentives;

•	Inclusion of non-financial metrics, such as qualitative performance factors, in determining actual compensation payouts;

•	Use of stock options and equity awards that typically vest over a multi-year period, with stock options being exercisable for a ten-year period to encourage executives to take actions that promote the long-term sustainability of our business;

•	Recoupment and forfeiture policies requiring reimbursement of cash incentives and/or forfeiture of equity awards; and

•	Stock ownership guidelines for executive officers that align the interests of the executive officers with those of our shareholders.

We have reviewed the compensation programs with the Compensation Committee and we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board and competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board.

Director Fees

Each non-employee director receives (i) an annual retainer of $60,000; (ii) $3,000 for each board meeting attended; and (iii) $2,000 for each committee meeting attended. The non-employee director chairs of the committees receive higher meeting fees in view of their increased responsibilities: the chair of each of the Compensation, Corporate Governance and Nominating, and Technology Committees is paid $3,000 for each committee meeting attended, and the chair of the Audit Committee is paid $4,000 for each committee meeting attended. In addition, non-employee directors are reimbursed for all reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings and continuing education seminars.

Stock Options

Each non-employee director receives an annual automatic non-discretionary stock option grant under the 2008 Molex Stock Incentive Plan. The options are granted on the date of the annual meeting of stockholders with an exercise price equal to the closing price of the Class A Common Stock on the grant date. Each option vests ratably over four years commencing on the first anniversary of the grant date and expires ten years from the grant date. Options granted prior to the 2008 annual meeting expire five years from the grant date. The number of shares underlying the option is 500 multiplied by the number of years of service or fraction thereof. The number of shares underlying a stock option grant cannot exceed 5,000 shares or $150,000 in value, whichever is less.

FY 2012 Compensation

The Board approved a change in the form and amount of compensation paid to non-employee directors effective October 2011. The non-employee directors will receive an annual retainer of $70,000 and the chairpersons of the Board committees will receive the following additional fees: Audit $20,000, Compensation $15,000, Corporate Governance and Nominating $10,000 and Technology $10,000. The members of the Audit Committee (other than the Chairperson) will receive an additional $10,000 fee. With respect to equity awards, the non-employee directors will receive an annual grant of restricted stock with a value of $75,000 and a stock option grant of 5,000 shares.

Stock Ownership Guidelines for Directors

The stock ownership guidelines for non-employee directors require them to own 500 shares (and/or stock units) of Molex stock within three years of commencement of service and 1,000 shares (and/or stock units) of Molex stock within six years of commencement of service. As of September 1, 2011, each non-employee director had met, or was on track to meet, the stock ownership guidelines.

Deferred Compensation Plan

Our non-employee directors are eligible to participate in the Molex 2005 Outside Directors’ Deferred Compensation Plan, under which they may elect on a yearly basis to defer all or a portion of the following year’s director’s fees. A non-employee director may elect to have the deferred fees (i) accrue interest during each calendar quarter at a rate equal to the average six-month Treasury Bill rate in effect at the beginning of each calendar quarter (an “interest account”), or (ii) converted to stock units at the closing price of Common Stock on the date the fees would otherwise be paid (a “stock account”). Upon a director’s termination of service as a director (or age 59 1/2 if later) or the director’s death or disability, the accumulated amount in the director’s interest account is distributed in cash, and the stock units in the director’s stock account are distributed in an equal number of shares of Common Stock. We impute dividends on each stock unit that is credited to a director’s stock account, and the imputed dividends are converted into additional stock units on the basis of the market value of the Common Stock on the dividend payment date. The number of outstanding stock units (including dividend units) is included in the “Security Ownership of Directors and Executive Officers” table. All distributions will be made in a single lump sum payment, except that a participant may elect to receive amounts distributed in annual installments over a period of up to ten years on account of his or her separation from service after attaining age 59 1/2.

Director Compensation Table

The following table sets forth summary information concerning compensation for each of our non-employee directors for FY11. Information about compensation for employee directors who are not Named Executive Officers can be found under “Transactions with Related Persons.”

	Fees Earned or	All Other	Option
Name	Paid in Cash($)(1)	Compensation($)(2)	Awards($)(3)	Total($)

Michael J. Birck	92,000	6,427	21,550	119,977
Michelle L. Collins	106,000	0	15,085	121,085
Anirudh Dhebar	90,000	9,000	4,310	103,310
Edgar D. Jannotta	87,000	6,739	21,550	115,289
David L. Landsittel	127,000	3,880	12,930	143,810
Joe W. Laymon	96,000	0	12,930	108,930
Donald G. Lubin	84,000	9,027	21,550	114,577
James S. Metcalf	94,000	6,118	8,620	108,738
Robert J. Potter	111,000	9,198	21,550	141,748

(1)	Includes amounts deferred at the election of a director.

(2)	The amounts reported in this column represent spousal travel in connection with a Board meeting and fees paid to The Momenteum Group for services performed by Dr. Dhebar.

(3)	The amounts reported in this column represent the aggregate grant date fair value of option awards granted in FY11, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. These are not amounts paid to or realized by the directors. The assumptions used in the calculation of these values are included in Note 19 to the consolidated financial statements included in the Annual Report on Form 10-K filed with the SEC on August 5, 2011. Option awards to acquire the following number of shares were outstanding as of June 30, 2011: Mr. Birck, 22,400; Ms. Collins, 11,800; Dr. Dhebar, 1,500; Mr. Jannotta, 23,000; Mr. Landsittel, 9,400; Mr. Laymon, 7,500; Mr. Lubin, 22,400; Mr. Metcalf, 5,000; and Dr. Potter, 23,000.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Molex stock beneficially owned by each director, the Named Executive Officers, and all directors and executive officers as a group as of September 1, 2011. The beneficial ownership of the non-voting Class A Common Stock is reported for informational purposes.

				Class B			Class A
	Common Stock			Common Stock			Common Stock
Name	# Shares(1)%			# Shares		%	# Shares(1)		# Options(2)%

Michael J. Birck	52,952		*	-		-	3,000		14,900	*
Michelle L. Collins	8,845		*	-		-	-		7,050	*
Anirudh Dhebar	392		*	-		-	-		500	*
Edgar D. Jannotta	167,012		*	-		-	76,989		15,500	*
Frederick A. Krehbiel	21,058,405	(3)	22.0	44,501	(4)	47.2	60,663	(5)	-	*
Fred L. Krehbiel	963,214		1.0	1,701		1.8	411,555		36,225	*
John H. Krehbiel, Jr.	28,056,541	(6)	29.3	41,949	(7)	44.5	4,532,722	(8)	-	5.6
David L. Landsittel	9,549		*	-		-	-		5,400	*
Joe W. Laymon	12,404		*	-		-	-		3,500	*
Donald G. Lubin	51,192		*	-		-	10,674		14,900	*
James S. Metcalf	419		*	-		-	500		2,500	*
Robert J. Potter	54,392		*	-		-	6,009		15,500	*
Martin P. Slark (9)	56,169		*	-		-	396,577		925,000	*
David D. Johnson	2,548		*	-		-	149,543		362,500	*
Liam G. McCarthy (10)	27,631		*	-		-	201,687		461,740	*
James E. Fleischhacker (11)	105,246		*	-		-	116,204		298,750	*
Katsumi Hirokawa	-		*	-		-	68,750		265,000	*
All Directors and Executive Officers as a Group (22 people) (12)	31,729,681		33.2	88,150		93.5	6,236,236		3,022,915	7.8

*	Less than 1%.

(1)	Includes stock units credited to the accounts of non-employee directors under our deferred compensation plans. Stock units are distributed in shares of Common Stock except for certain stock units credited to the accounts of Messrs. Jannotta and Potter that will be distributed in shares of Class A Common Stock. Includes restricted stock that vests within 60 days of September 1, 2011.

(2)	These are stock options exercisable within 60 days of September 1, 2011.

(3)	Includes 18,907,343 shares held by the Krehbiel Limited Partnership. Mr. Krehbiel and his brother John H. Krehbiel, Jr. are each general and limited partners of the partnership and share the power to vote and dispose of the shares held by the partnership. Also includes 1,753,137 shares owned indirectly as trustee for a family member and 3,745 shares beneficially owned by Mr. Krehbiel’s spouse. Includes 3,184,184 shares pledged by the partnership to a financial institution as collateral for a line of credit. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for a family member.

(4)	Includes 2,551 shares owned indirectly as trustee for a family member. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for the family member.

(5)	Includes 52,921 shares owned indirectly as trustee for a family member and 3,666 shares beneficially owned by Mr. Krehbiel’s spouse. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for the family member.

(6)	Includes 18,907,343 shares held by the Krehbiel Limited Partnership. See footnote (3) above. Includes 110,637 shares owned indirectly as trustee for a family member; 9,031,609 shares owned indirectly as trustee of a revocable trust and 6,952 shares beneficially owned by Mr. Krehbiel’s spouse. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for the family member.

(7)	Shares owned indirectly as trustee of a revocable trust.

(8)	Includes 17,788 shares owned indirectly as trustee for a family member; 3,861,580 shares owned indirectly as trustee of a revocable trust and 3,602 shares beneficially owned by Mr. Krehbiel’s spouse. Includes 649,752 shares pledged to a financial institution as collateral for a line of credit. Mr. Krehbiel disclaims beneficial ownership and/or personal beneficial interest in the shares owned as trustee for the family member.

(9)	Includes 50,526 shares of Common Stock and 242,608 shares of Class A Common Stock beneficially owned by a trust, and 5,643 shares of Common Stock and 9,641 shares of Class A Common Stock beneficially owned by family members.

(10)	Includes 19,029 shares of Class A Common Stock owned by Mr. McCarthy’s spouse, 2,929 shares of Common Stock and 2,561 shares of Class A Common Stock held in joint tenancy and 484 shares held in the Employee Stock Purchase Plan.

(11)	Includes 27 shares of Common Stock and 42 shares of Class A Common Stock owned by Mr. Fleischhacker’s spouse.

(12)	The Krehbiel Limited Partnership shares beneficially owned by both Frederick A. Krehbiel and John H. Krehbiel, Jr. are counted once for purposes of these totals.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Molex’s directors and certain of its officers to file reports of their ownership of Molex stock and of changes in such ownership with the SEC. SEC regulations also require us to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. Based on our review of the reports we have received or assisted in preparing, we believe that all of our directors and officers complied with all of the reporting requirements applicable to them with respect to transactions during FY11 except that we filed one late form for John H. Krehbiel, Jr. to reflect a sale of Common Stock by the Krehbiel Limited Partnership and Frederick A. Krehbiel that had been reported by them in 2008.

SECURITY OWNERSHIP OF MORE THAN 5% STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of the stockholders of more than 5% (other than directors and executive officers) of the outstanding Molex stock as of September 1, 2011, unless otherwise indicated in the Schedule 13G and set forth below. The beneficial ownership of the non-voting Class A Common Stock is reported for informational purposes.

			Class A
	Common Stock		Common Stock
Name	# Shares	%	# Shares	%

Krehbiel Limited Partnership (1) 2222 Wellington Court Lisle, IL 60532	18,907,343	19.6	-	-
BlackRock Inc. (2) 40 East 52nd Street New York, NY 10022	6,478,335	6.78	-	-
Barrow, Hanley, Mewhinney & Strauss, LLC (3) 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761	5,060,755	5.3	-	-
Dodge & Cox (4) 555 California Street, 40th Floor San Francisco, CA 94104	-	-	17,427,857	22
T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, MD 21202	-	-	5,041,300	6.3
Piper Jaffray Companies (6) 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402	-	-	4,730,694	6

(1)	See footnote (3) of the “Security Ownership of Directors and Executive Officers” table.

(2)	As reported in a Schedule 13G dated January 21, 2011 by BlackRock Inc. on behalf of its subsidiaries BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, NA, BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Ltd., BlackRock Asset Management Ireland Limited, BlackRock International Ltd. and BlackRock Investment Management (UK) Limited. According to the Schedule 13G, as of December 31, 2010, BlackRock Inc. reported that it beneficially owned 6,478,335 with sole voting and dispositive power.

(3)	As reported in a Schedule 13G dated February 10, 2011 by Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow, Hanley”). According to the Schedule 13G, as of December 31, 2010, Barrow, Hanley reported that it beneficially owned 5,060,755 shares, 993,105 with sole voting power, 4,067,650 with shared voting power, and 5,060,755 with sole dispositive power. The shares are beneficially owned by clients of Barrow, Hanley which may include investment companies and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

(4)	As reported in a Schedule 13G dated February 10, 2011 by Dodge & Cox. According to the Schedule 13G, as of December 31, 2010, Dodge & Cox reported that it beneficially owned 17,427,857 shares, 16,211,994 shares with sole voting power and 17,427,857 shares with sole dispositive power. The shares are beneficially owned by clients of Dodge & Cox which may include investment companies and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

(5)	As reported in a Schedule 13G dated on February 14, 2011 by T. Rowe Price Associates, Inc, and T. Rowe Price Mid-Cap Value Fund, Inc. According to the Schedule 13G, as of December 31, 2010, T. Rowe Price Associates reported that it beneficially owned 5,041,300 shares, 833,200 shares with sole voting power and 5,041,300 shares with sole dispositive power. T. Rowe Price Mid-Cap Value Fund beneficially owns 4,208,100 shares with sole voting power. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however it expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	As reported in a Schedule 13G dated February 11, 2011 by Piper Jaffray Companies on behalf of its subsidiary, Advisory Research, Inc. According to the Schedule 13G, as of December 31, 2010, Piper Jaffray Companies reported that it beneficially owned 4,730,694 shares with sole voting power and dispositive power. The shares are beneficially owned by clients of Advisory Research, Inc. which may include investment companies and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

ITEM 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as Molex’s independent auditor for the fiscal year ending June 30, 2012, and has further directed that the Board submit the selection of independent auditor for ratification by the stockholders at the annual meeting. A representative of E&Y is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Stockholder ratification of the selection of E&Y as Molex’s independent auditor is not required by the Bylaws or otherwise, but the Board believes that as a matter of corporate practice the selection of E&Y should be submitted to Molex’s stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will consider whether or not to retain E&Y. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of Molex and its stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ITEM 2

AUDIT MATTERS

Audit Committee Report

The Audit Committee assists the Board of Directors by providing oversight on Molex’s financial reporting process pursuant to its written charter which can be found on our website at www.molex.com/financial/corporate_governance.html.

Molex’s management is responsible for preparing the financial statements, establishing and maintaining the system of internal controls, and assessing the effectiveness of Molex’s internal control over financial reporting. E&Y is responsible for auditing the annual financial statements and expressing opinions on the conformity of the financial statements with U.S. generally accepted accounting principles and on the effectiveness of Molex’s internal control over financial reporting based on its audit.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements for the fiscal year ended June 30, 2011 and the reasonableness of significant estimates and judgments made in preparing the financial statements, as well as the clarity of the disclosures in the financial statements. The Audit Committee also discussed, with management and E&Y, in separate executive sessions, their evaluations of Molex’s internal control over financial reporting and the overall quality of Molex’s financial reporting.

The Audit Committee discussed with E&Y those matters required to be discussed by Statement on Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, E&Y has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and E&Y have discussed the auditors’ independence from Molex and its management, including the matters in those written disclosures. The Audit Committee also considered the non-audit services provided by E&Y and the fees and costs billed and expected to be billed by E&Y for those services. All of the non-audit services provided by E&Y have been approved by the Audit Committee in accordance with its pre-approval policy. When approving the retention of E&Y for these non-audit services, the Audit Committee has considered whether the retention of E&Y for these non-audit services is compatible with maintaining auditor independence.

In reliance on the reviews and discussions with management and E&Y referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Molex’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC. The Audit Committee also approved the selection of E&Y as Molex’s independent auditor for the fiscal year ending June 30, 2012. Each member of the Audit Committee is an “audit committee financial expert” as defined by the SEC and meets the NASDAQ requirements, including the requirements regarding financial literacy and financial sophistication.

The Audit Committee
David L. Landsittel, Chairman
Michelle L. Collins
Robert J. Potter

Independent Auditor’s Fees

The following table presents fees for professional audit services rendered by Molex’s independent auditor, E&Y, for the audit of Molex’s annual financial statements for FY11 and FY10, and fees billed for other services rendered by the independent auditor during those periods.

	FY11	FY10

Audit Fees (1)	$3,614,277	$4,317,359
Audit-Related Fees (2)	182,066	274,200
Tax Fees (3)	952,328	1,622,738
All Other Fees	0	0

Total	$4,748,671	$6,214,297

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audit services.

(2)	Audit-related fees were principally for consultations as to the accounting or disclosure treatment of transactions or events, services related to post-acquisition reviews, royalty audits and local grant audits, preliminary due diligence pertaining to potential business acquisitions/dispositions and financial statement audits of employee benefit plans.

(3)	Tax fees were principally for services related to domestic and international tax compliance and reporting, including services related to expatriate tax compliance.

Policy on Audit Committee Pre-Approval of Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Management submits to the Audit Committee a list of services and related fees expected to be rendered during that year within each of four categories of services: audit services, audit-related services, tax services and all other services. Prior to engagement, the Audit Committee pre-approves services within each category and the fees for each category are budgeted. The Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. Pursuant to the policy, all services provided by the independent auditor were pre-approved by the Audit Committee.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Chairman reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Committee (“Committee”) is responsible for the establishment and oversight of our executive compensation programs. The Committee’s oversight and decision making are informed by guiding principles adopted by the Committee that describe the company’s executive compensation philosophy and objectives and are used in the development of executive compensation levels and programs for our executive officers.

In FY11, our revenue reached a record $3.587 billion, an increase of 19% from FY10. Our income from operations also reached a record, $430 million, and our earnings per share for FY11 was $1.70. We also increased our dividend twice in FY11, each time by 14%.

FY11 Named Executive Officers (“NEOs”)
Martin P. Slark, Vice Chairman & Chief Executive Officer
Liam G. McCarthy, President & Chief Operating Officer
David D. Johnson, Executive Vice President, Treasurer & Chief Financial Officer
James E. Fleishhacker, Executive Vice President & President, Commercial Products Division
Katsumi Hirokawa, Executive Vice President & President, Micro Products Division

Consistent with our executive compensation processes which are defined herein, the Committee conducted a comprehensive analysis of the competitive position of our FY11 executive pay levels and compensation programs. Based on that review, the Committee concluded that our executive pay levels and compensation programs are competitive relative to our peer companies and are consistent with our executive compensation guiding principles. In FY11, we:

•	Continued to structure our executive compensation programs to rely heavily on performance through the use of annual and long-term incentive programs;

•	Continued to emphasize equity as the primary component of long-term compensation for our executive officers, ensuring that pay opportunities are linked to shareholder return and maximize share ownership by our executive officers;

•	Generally maintained long-term incentive grant levels; and

•	Implemented a holdback policy with respect to our 6-month cash incentive program (described further below), to ensure that our executive team is focused on the company’s annual performance.

As we proceed into FY12, the Committee will continue to follow the disciplined executive compensation review process that it has established in order to assure that executive compensation levels remain competitive and meet the objectives of our executive compensation guiding principles.

Executive Compensation Guiding Principles

We believe that the performance and contributions of the executive officers are critical to the overall success of the company and that their compensation should be market competitive, performance-based, fair and reasonable relative to compensation paid to all Molex employees, and aligned with the creation of long-term stockholder value. We also believe that compensation should be designed to encourage executives to contribute to, and participate in, the company’s success over a full career of service. Consistent with this philosophy, the Compensation Committee has overseen the implementation of an executive compensation program designed to achieve the following objectives:

•	Performance - align executive compensation with the achievement of operational and financial results and individual contributions to support a pay-for-performance culture, the achievement of business success, and the creation of stockholder value.

•	Balance - balance rewards between short- and long-term financial and strategic objectives, between fixed and variable pay, between cash and equity compensation consistent with the company’s values and culture and to enhance performance over time, and ensure that pay is fair and reasonable relative to compensation paid to all Molex employees.

•	Retention - attract and retain executive talent with proven skills and experience with compensation programs that compare favorably with those offered by other companies with which we compete for a limited pool of executive talent, and encourage a long-term mindset.

•	Accountability - structure compensation such that it allows the board to hold management accountable for producing short- and long-term results that are in the best interests of stockholders, and allow the CEO to hold the senior management team accountable for the execution of the company’s mission, vision, strategy and objectives.

Our executive compensation pay levels, pay mix, and delivery vehicles are influenced by pay opportunities provided to similarly-situated executives at our peer group - those companies selected by the Committee which are representative of the types of companies with which we compete for executive talent, and are broadly comparable to us in terms of industry, global operations, revenue, size and market capitalization.

There is no “perfect match” or single data point that conclusively establishes what or how to pay our executive officers. Compensation decision-making balances both external market data and internal considerations such as the strategic value of a given role within the company’s context, contributions and impact of a given role, and the company’s strong values and culture.

Our intention is to position executive officer Total Direct Compensation Opportunity (base pay + annual incentives + long-term incentives) such that at target levels of performance, market competitive compensation is earned, with the understanding that both short- and long-term incentives may result in above market compensation for superior company performance. External market data is used as a reference but the Committee does not target Total Direct Compensation Opportunity to a specific level compared to the peer group.

Within this holistic perspective, in a given year for a given individual, more or less weight may be placed on a specific element of the Total Direct Compensation Opportunity.

Procedures Used to Establish Executive Compensation

Compensation Committee’s Role

The Committee is responsible for establishing executive compensation guiding principles and implementing pay policies, programs and practices that reflect such principles. The Committee is composed entirely of outside, non-employee directors within the meanings of Section 162(m) of the Internal Revenue Code and SEC regulations, and each member is independent under the NASDAQ rules. The Committee has the authority to retain a compensation consultant to assist in the evaluation of executive officer compensation and benefits and approve the consultant’s fees and other retention terms. The Committee has engaged The Delves Group to provide advice regarding best practices in executive compensation and compensation trends, and to assist the Committee in its decision-making. The Delves Group’s sole engagement for Molex is as compensation consultant to the Committee. Each year the Committee reviews and considers competitive market data, individual responsibilities and performance of each executive, and internal pay comparisons when setting annual pay opportunities. The Committee annually reviews comprehensive tally sheets for each executive officer which clearly layout historical pay, all current elements of total direct compensation, as well as outstanding equity awards and projected payments upon termination to ensure that it is considering a complete assessment of all compensation and benefits, including each named executive officers’ aggregate amount of equity awards and other long-term benefits.

Management’s Role

Recommendations on the CEO’s compensation are made by the Co-Chairmen of the Board and the Committee sets the CEO’s pay based on their assessment of the CEO’s individual performance, the financial and operating performance of Molex, the recommendations of the Co-Chairmen, competitive market data, and the advice of The Delves Group. The CEO presents his assessment of the performance of the other executive officers and makes general recommendations to the Committee concerning the compensation of such officers. The Senior Vice President, Global Human Resources presents specific recommendations to the Committee on the annual incentive plan structure, long-term incentive compensation strategy, the competitive position of compensation for each executive officer, including base salary adjustments, target cash incentives and equity grants. These recommendations are developed in consultation with the CEO and accompanied by competitive market data provided by Towers Watson. The Committee considers management’s recommendations based on each executive’s individual responsibility, performance, overall contribution, competitive market data and the advice of The Delves Group, and then determines the compensation arrangements for these individuals.

Use of Competitive Market Data

In determining the design and the level of each element of compensation, we undertake a thorough review of competitive market information. Management has retained the compensation consulting firm Towers Watson to provide competitive market information and to assist it in making recommendations to the Committee with respect to the composition of the peer group of companies. The Delves Group reviews the composition of the peer group with the Committee. Towers Watson also assists management in making recommendations to the Committee with respect to total compensation levels for our named executive officers and the mix and design of incentive compensation. The companies in the peer group are representative of the types of companies with which we compete for executive talent and are broadly comparable to us in terms of industry, global operations, revenue, size and market capitalization. The peer group is reviewed regularly and adjustments are made as necessary to ensure that the peer group continues to be relevant.

The peer group used for analysis of executive compensation at the beginning of FY11 in August 2010 was comprised of the following companies:

Agilent Technologies Inc.	Jabil Circuit Inc.
Amphenol Corporation	KLA Tencor Corporation
Analog Devices Inc.	Netapp Inc.
Anixter International Inc.	Seagate Technology
AVX Corporation	SPX Corporation
Benchmark Electronics Inc.	Teradyne Inc.
Celestica Inc.	Thomas & Betts Corporation
Cooper Industries Plc	Trimble Navigation Ltd.
Corning Inc.	TE Connectivity
Flir Systems Inc.	Vishay Intertechnology Inc.
Hubbell Inc.	Western Digital Corporation
Itron Inc.

The peer group company compensation data that is presented to the Committee is supplemented with compensation data from broader, general industry surveys provided by Towers Watson. The following published compensation sources and industry scope cuts were utilized by Towers Watson: 2009/2010 Watson Wyatt Top Management Survey, 2009 Mercer Executive Compensation Survey and 2009 Radford Executive Compensation Survey. The general industry data and survey information are intended to help the Committee gain an understanding of a broad industry perspective on executive pay norms and trends and avoid over reliance on a smaller sampling of companies.

The Committee uses the peer group data and broader, general industry surveys as a reference point or market check to assess the competitive positioning of the Company’s executive compensation. Other issues such as executive experience, performance and retention are also considered by the Committee. While we generally seek to provide total direct compensation at or above the median of our peer group, rigid targets are not established for total direct compensation or any element thereof, relative to the peer group.

For FY11, the total direct compensation for our named executive officers compared to our peer group was above the 75th percentile largely due to the long-term incentives granted in August 2010.

Elements of Compensation and FY11 Compensation Decisions

Our executive compensation program is composed primarily of three elements: base salary, cash incentives and long-term equity incentives. We also provide certain perquisites to our executive officers. Each of these elements plays an important role in balancing executive rewards over short-term and long-term periods, based on philosophy and objectives. Our CEO’s compensation is reviewed in the context of the higher market compensation for CEOs generally. For FY11, the base salary, cash incentive and equity awards for the CEO were higher than those for the other named executive officers because the Committee believes that the CEO position merits a higher level of compensation relative to the other executive officers due to his critical role in the strategy and performance of the business and the need to retain a talented executive to fill this role.

Base Salary

The base salary of an executive officer takes into account the executive’s performance, responsibilities, experience and internal pay equity. In past years we sought to provide base salaries between the median and 75th percentile of our peer group with the expectation that successful performance over time will position pay at or above the 75th percentile. In any given year, actual individual salaries may range above or below the 75th percentile based on a variety of factors, including position level, executive experience relative to industry peers, individual performance, future potential and leadership qualities and tenure.

In FY09, Messrs. Slark, Johnson and McCarthy each took a 20% pay reduction and the other named executive officers each took a 10% pay reduction due to the economic downturn. Previous salary levels were reinstated in FY10, but there were no salary increases in FY10. With respect to FY11, the Committee approved base salary increases for the named executive officers based on the competitive market review conducted in July 2010 and the Committee’s assessment of individual executive performance conducted in August 2010. The FY11 base salary increases, effective October 1, 2010, were as follows: Mr. Slark - 9%; Mr. McCarthy - 7%; Mr. Johnson - 4%; Mr. Fleischhacker - 2%; Mr. Hirokawa - 2%. The increases for Messrs. Slark, McCarthy and Johnson were designed to bring them to the 75th percentile. With these increases, the base salaries for the named executive officers generally are at or above the 75th percentile.

Molex Annual Incentive Plan

The Molex Annual Incentive Plan (“MIP”) is designed to fund cash incentives every six months based on achievement of period-over-period growth in operating income at the corporate, division and business unit level (funding units). The performance periods are July 1 to December 31 and January 1 to June 30. The MIP incentivizes executives to meet the period-over-period growth goals as well as meet their individual goals; a payment is earned under the MIP if both operating income goals and individual goals are met. The operating income goal makes up 80% of the payment and performance against individual goals make up the remaining 20% of the payment. Positive operating income at the corporate level must be met in order for any payout to be earned. In other words, no matter how well an executive performed against individual goals, if the operating income goal is not met then no cash incentive will be paid out. In addition, under the MIP, 50% of any incentive earned by an executive officer in the first performance period (July 1- December 31) is withheld and only paid if the fiscal year operating income results meet the combined first-half and second-half performance period thresholds.

The Committee approves the operating income threshold, target and maximum levels at the corporate and division funding unit level at the beginning of each performance period (in accordance with the terms of the plan, the CEO approves these same levels at the business unit level) and the incentive pool is funded for the period based on reaching those operating income levels. Operating income is equal to gross profit less selling, general and administrative expense. Depending on the performance of the corporation, the divisions, business units and individual performance, actual bonuses can vary widely. The process for establishing the operating income levels begins with our Corporate Finance group developing the goals, followed by a divisional review that includes a determination of the business unit goals, and concludes with Corporate Finance reconciling the division and business unit goals with those of corporate.

The Committee also approves the individual performance goals of the executives at the beginning of each performance period. These individual performance goals may be based on a variety of factors, including internal budget goals, investor expectations, peer company results, prior year company performance, upcoming fiscal year business plans and strategic initiatives, and may exclude specified items that are not reflective of the performance of the ongoing business. Each executive officer’s performance against his or her individual goals is assessed at the end of the performance period and the scores can range from 1.0 to 5.0.

The target and maximum award opportunities as a percent of base salary for our NEOs, which is based on published survey data, are as follows and are based on the scope of an executive’s responsibilities, impact on corporate performance and published market and peer group data:

Name	Target	Maximum

Martin P. Slark	125%	250%
Liam G. McCarthy	100%	200%
David D. Johnson	80%	160%
James E. Fleischhacker	75%	150%
Katsumi Hirokawa	75%	150%

In August 2010, the Committee selected operating income as the performance measure for the performance period ending December 31, 2010. At the same time, the Committee approved annual individual performance goals for the CEO, and the Committee and the CEO approved performance goals for the other named executive officers. The CEO’s individual performance goal areas for FY11 included revenue growth, cost structure improvement, operational performance improvement, driving diversity and inclusion, accelerating the development of talent and organizational capabilities, and continued development of Molex’s corporate citizenship and responsibility program. The individual performance goal areas for the other named executive officers related to financial, operational and business achievements. In January 2011, the Compensation Committee approved the operating income target and maximum goals for the six-month performance period ending June 30, 2011.

In FY11, we reported revenue of $3.587 billion and operating income was $430 million. For the first half of FY11, our operating income was $221.7 million which exceeded our target operating income goal ($200 million) and we made MIP payments to our named executive officers of which 50% was heldback subject to the second half and full year results. For the second half of FY11, our operating income was $208.4 million, which was below our target goal ($230 million) but above our threshold goal ($190 million), and we made MIP payments to our named executive officers. In addition, because FY11 operating income exceeded the combined first and second half thresholds, the 50% hold back was earned and paid out to the executive officers. In August 2011, the Committee and Co-Chairman of the Board, Frederick A. Krehbiel, conducted an evaluation of the FY11 performance of the CEO, and the Committee and the CEO conducted an evaluation of the FY11 performance of the other named executive officers and the individual performance scores ranged from

2.5 to 4.5. In FY11, the CEO was at 111% of target and the other named executive officers ranged from 92% to 114% of target.

Long-Term Incentives

The Committee awards a combination of stock options and restricted stock to focus executive officers on long-term value creation through positive business and financial performance. Equity awards help to align the interests of our executive officers with those of our stockholders. Executive officers receive stock options that provide them with the right to buy a fixed number of shares of Class A Common Stock at the closing price of the stock on the grant date. Generally, options vest ratably over four years beginning on the first anniversary of the grant date and expire on the tenth anniversary. Restricted stock awards of Class A Common Stock are granted at no cost to the executive officer. Generally, restricted stock awards vest ratably over four years beginning on the first anniversary of the grant date. The vesting of stock options and restricted stock awards is accelerated upon the death, total disability or qualified retirement of an executive officer. While options only have value to the recipients if the price of the Class A Common Stock appreciates after the options are granted and carry more risk and upside potential, restricted stock provides greater certainty of executive stock ownership.

We believe that equity awards, more than any other element of compensation, provide our executive officers with incentives to improve the performance of Molex over the long term. This performance incentive, combined with the fact that equity awards allow us to retain valuable executive talent and align the interests of our executives with those of stockholders, is why the Committee has historically provided equity awards that are at or above the 75th percentile of our peer group.

In determining the value and the allocation of the restricted stock and stock options granted in August 2010, the Committee considered the market competitive data provided by Towers Watson, recommendations of the Co-Chairman of the Board, advice from The Delves Group and other considerations including actual compensation delivered to the named executive officers over the last several years. In addition, the Committee considered the retention of the CEO and the other named executive officers as a significant objective for the Company and in the best interests of shareholders and the further alignment of the named executive officers’ interests with those of stockholders through equity ownership. Based on all these factors, the Committee awarded equity grants significantly above the 75th percentile of peer group companies to provide meaningful incentives and satisfy the objectives of our program.

Pay Mix

Although we have no formal policy for a specific allocation between current and long-term compensation or between cash and non-cash compensation, the Committee strives for a pay mix for executive officers that balances performance-based pay with retention-based equity awards. Executive compensation is divided between current and long-term compensation, and cash and non-cash compensation, to generally reflect market practice and to provide executive officers with attractive levels of pay while encouraging officers to remain with us for the long term.

Post-Employment Compensation and Benefits

We do not currently offer special employment agreements, severance agreements, or change-in-control agreements to any executive officer. Our only such arrangement, which applies to all employees with equity compensation awards, is accelerated vesting of equity upon certain events (death, disability, retirement, change-of-control). As the Committee annually reassesses the effectiveness of the executive compensation program, it also assesses the merits of offering these types of arrangements for executives. The Committee may decide to offer these types of benefits in the future.

On a case-by-case basis, the Committee has approved individual retirement packages, in addition to the retirement benefits generally available under other employee benefit plans, to retiring executive officers based on years of service and contributions to Molex.

Defined Contribution Plans

On January 1, 2011, we introduced the Molex Incorporated Retirement and Savings Plan (the “Retirement and Savings Plan”). The Retirement and Savings Plan is a defined contribution plan under which we make an annual contribution of 3% of eligible compensation to all employees. The Retirement and Savings Plan also permits U.S. employees to contribute a maximum of 75% of eligible pay on a pre-tax basis subject to the dollar limit set by the Internal Revenue Service (“IRS”) and Molex matches employee contributions up to 4% of eligible compensation. Executives participate in the Retirement and Savings Plan on the same terms as are applicable to all employees.

Prior to January 1, 2011 we provided two defined contribution plans to eligible employees, including executive officers: the Molex Incorporated Profit Sharing and Retirement Plan (the “Profit Sharing Plan”) and the Molex Incorporated Employees 401(k) Plan (the “401(k) Plan”). Both plans were merged with and into the Retirement and Savings Plan as of January 1, 2011 and the Profit Sharing Plan and 401(k) Plan accounts of all employees were transferred to the Retirement and Savings Plan.

The Profit Sharing Plan provided discretionary annual contributions of a fixed percentage of eligible compensation. For calendar year 2010 we made a 3% contribution to all eligible employees, including executive officers. Under the 401(k) Plan, eligible employees could contribute a maximum of 25% of eligible pay on a pre-tax basis up to the IRS limit. We matched employee contributions up to 1% of eligible compensation. All of the named executive officers, other than Mr. Hirokawa, participated in the Profit Sharing Plan and the 401(k) Plan and currently participate in the Retirement and Savings Plan.

Mr. Hirokawa participates in the Japanese national retirement plan and the Molex-Japan Directors Retirement Trust, a defined contribution plan under which we make discretionary annual contributions to eligible executive directors of Molex Japan. See “Company Contributions.”

Supplemental Executive Retirement Plan

The Molex Supplemental Executive Retirement Plan (the “SERP”) is a nonqualified defined contribution plan. The SERP was amended effective January 1, 2011 to merge the Molex Executive Deferred Compensation Plan with and into the SERP to align the SERP with the Retirement and Savings Plan.

The SERP is available to participants of the Retirement and Savings Plan whose contributions are affected by the IRS contribution limits. For calendar year 2010 we made a 3% contribution on pay in excess of the IRS compensation limit of $245,000 for eligible participants, including executive officers, whose contributions were limited under the Profit Sharing Plan.

Participants of the SERP may defer up to 100% of their base pay and cash incentive. Beginning January 1, 2011, for individuals who are affected by the IRS contribution limits, we will match participant contributions up to 4% of base pay in the SERP. In addition, we will make a 3% contribution on base pay in excess of the IRS compensation limit. All contributions are made to participant’s accounts at the close of each calendar year. All named executive officers, other than Mr. Hirokawa, participate in and currently defer pay into the SERP.

Executive Perquisites

We provide certain perquisites to our executive officers. We are selective in our use of perquisites, utilizing perquisites that are generally modest in value; these perquisites may include car allowances or leased cars, financial planning and counseling, executive physical medical examinations and other customary executive perquisites. The Committee has adopted a perquisite pre-approval policy under which certain perquisites and maximum amounts for such perquisites have been pre-approved by the Committee. The Committee has delegated authority to the CEO to approve such perquisites for other executive officers. The Committee must separately approve perquisites not included in the policy or amounts that exceed the specified amounts.

Additional Considerations

Recoupment and Forfeiture Policies

Under the Molex Annual Incentive Plan, the Board may require reimbursement of incentive awards paid to a named executive officer where (i) the payment was predicated in whole or in part upon the achievement of certain financial results that were subsequently the subject of a material restatement; (ii) in the Board’s view the named executive officer engaged in fraud or misconduct that caused the need for the restatement; and (iii) a lower incentive award would have been made to the named executive officer based upon the restated financial results. The Board may also seek reimbursement of incentive awards paid to any named executive officer in other circumstances involving fraud or misconduct if such fraud or misconduct caused substantial harm to Molex even in the absence of a restatement of Molex’s financial statements.

Under the 2008 Molex Stock Incentive Plan, awards will be forfeited if (i) the participant engages in competitive activities during employment or within one year after termination of employment; (ii) the participant solicits employees to work for another organization during employment or within two years after termination of employment; or (iii) the participant’s employment is terminated for cause, as defined for purposes of the equity plans. Participants must also reimburse the Company for amounts paid in settlement of awards earned or accrued within 24 months of a restatement of Molex’s financial statements in certain circumstances.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers who are in office at the end of the fiscal year to $1 million per officer in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. It is the Committee’s intention to provide annual incentive awards and stock options that are qualified and fully deductible by the Company under Section 162(m). However, when warranted due to competitive or other factors, the Committee may decide in certain circumstances to provide incentive and other compensation that exceeds the $1 million limitation set forth in Section 162(m). The time-vested restricted stock granted by the Committee in FY10 and prior years will not be treated as performance-based compensation under Section 162(m).

Stock Ownership Guidelines for Executive Officers

We have stock ownership guidelines for executive officers to ensure that our officers (including the named executive officers) have a meaningful stake in the equity of Molex and to further align the interest of the officers with the long-term interest of our stockholders. The guidelines require the CEO to own Molex stock equal in value to at least three times his annual base salary, and each other executive officer to own Molex stock equal in value to at least two times his or her annual base salary. A new executive officer is given five years to meet these guidelines. We make exceptions to these guidelines for an executive officer expected to retire within three years or for economic hardship. As of September 1, 2011, each executive officer had met, or was on track to meet, the stock ownership guidelines. Restricted stock and stock acquired upon the exercise of options is subject to a six month holding period unless the person is retirement eligible.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2011 Proxy Statement for filing with the SEC.

Compensation Committee
Joe W. Laymon, Chairman
David L. Landsittel
James S. Metcalf

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the FY11 compensation for each FY11 Named Executive Officer (“NEO”).

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Martin P. Slark	2011	979,840	5,235,000	2,670,000	1,364,143	139,736	10,388,719
Vice Chairman and	2010	873,392	5,158,821	2,086,260	900,000	57,929	9,076,402
Chief Executive Officer	2009	836,853	1,844,250	930,702	0	99,605	3,713,419
David D. Johnson	2011	515,000	2,181,250	1,112,500	460,718	64,639	4,334,107
Executive Vice	2010	487,500	1,594,000	1,043,130	415,000	27,485	3,567,115
President, Treasurer and	2009	475,913	614,750	465,351	0	33,372	1,591,395
Chief Financial Officer
Liam G. McCarthy	2011	625,000	2,617,500	1,335,000	697,284	75,382	5,350,166
President and Chief	2010	565,250	2,391,000	1,251,756	500,000	24,689	4,732,695
Operating Officer	2009	541,583	737,700	581,689	0	62,554	1,925,535
James E. Fleischhacker	2011	508,000	872,500	556,250	436,453	193,026	2,566,229
Executive Vice President and President,	2010	487,989	-	-	350,000	123,816	961,805
Commercial Products Division	2009	476,795	1,217,300	711,413	0	72,320	2,479,837
Katsumi Hirokawa(6)	2011	600,219	872,500	556,250	415,531	184,851	2,629,351
Executive Vice President and President,	2010	524,118	-	-	340,000	62,627	926,745
Micro Products Division	2009	472,469	1,340,250	781,215	0	72,836	2,668,779

(1)	The amounts shown reflect the pay reduction that took effect February 1, 2009. Previous salary levels were reinstated October 1, 2009. There were no salary increases in FY10. Messrs. Slark and McCarthy each took a 20% pay reduction and the other NEOs took a 10% pay reduction. See “Compensation Discussion and Analysis” regarding FY11 salaries.

(2)	The amounts reported in this column for each NEO reflect the aggregate grant date fair value of restricted stock granted in FY11 computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the NEOs. The fair value of the restricted stock awards is calculated using the closing price of our Class A Common Stock on the grant date. Additional information regarding these values is included in Note 19 to our consolidated financial statements included in our Form 10-K filed with the SEC on August 5, 2011. A description of the restricted stock awards appears in the narrative text following the table “Fiscal Year 2011 Grants of Plan-Based Awards.”

(3)	The amounts reported in this column for each NEO reflect the aggregate grant date fair value of stock options to acquire shares of Class A common stock granted in FY11 computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the NEOs. Stock options settle in Class A Common Stock. Assumptions used in the calculation of these values are included in Note 19 to our consolidated financial statements included in our Form 10-K filed with the SEC on August 5, 2011. A description of the stock options appears in the narrative text following the table “Fiscal Year 2011 Grants of Plan-Based Awards.”

(4)	The amounts reported in this column for FY11 reflect the Molex Annual Incentive Plan payout based on performance in FY11 determined by the Compensation Committee. The Molex Annual Incentive Plan is discussed in “Compensation Discussion and Analysis” beginning on page 23 and the estimated possible target and maximum amounts for the incentive awards are reflected in the table “Fiscal Year 2011 Grants of Plan Based Awards.”

(5)	See “All Other Compensation.”

(6)	All amounts shown for Mr. Hirokawa were paid in Japanese yen. The method used to convert the compensation values to U.S. dollars was the average of the closing monthly exchange rates during FY11. Mr. Hirokawa received a 2% salary increase in FY11.

All Other Compensation

The following table sets forth amounts for other compensation provided to the NEOs in FY11 included in the “All Other Compensation” column of the “Summary Compensation Table.”

			Company
			Contributions to
			Defined	Life
		Tax	Contribution	Insurance
Name	Perquisites(1)	Reimbursements(2)	Plans(3)	Premiums	Total

Martin P. Slark	$70,149	$0	$64,685	$4,902	$139,736
David D. Johnson	25,745	0	37,400	1,494	64,639
Liam G. McCarthy	30,938	0	42,950	1,494	75,382
James E. Fleischhacker	155,719	423	35,390	1,494	193,026
Katsumi Hirokawa	143,247	0	34,934	6,670	184,851

(1)	See “Perquisites.”

(2)	Tax reimbursement relates to an annual medical examination.

(3)	See “Company Contributions.”

Perquisites

The following table sets forth amounts for perquisites provided to the NEOs in FY11 included in the “Perquisites” column of the “All Other Compensation” table. The amounts included in the table reflect the actual cost to Molex for providing these perquisites.

						Relocation/
					Overseas	Company
	Vehicle	Financial	Tax	Medical	Assignment	Paid
Name	Allowance(1)	Planning	Preparation	Exam	Expenses(2)	Housing(3)	Clubs(4)	Total(5)

Martin P. Slark	$21,433	$27,325	$9,315	$0	$0	$0	$6,600	$70,149
David D. Johnson	17,888	1,969	1,654	0	0	0	0	25,745
Liam G. McCarthy	15,840	0	10,866	0	0	0	0	30,938
James E. Fleischhacker	26,312	0	3,730	922	41,056	82,222	1,477	155,719
Katsumi Hirokawa	78,678	0	0	716	0	24,752	39,101	143,247

(1)	Amounts for Messrs. Slark, Johnson and Fleischhacker include car insurance.

(2)	Mr. Fleischhacker served on expatriate assignment during FY11.

(3)	The amounts shown reflect the expenses for Mr. Fleischhacker incurred in connection with his overseas assignment and Mr. Hirokawa’s housing allowance.

(4)	The amount shown for Mr. Slark includes memberships used primarily for business purposes, but because corporate members are not permitted, the memberships are held in Mr. Slark’s name.

(5)	Includes spousal travel in connection with a board meeting. (Messrs. Slark, $5,476; Johnson, $4,234; and McCarthy, $4,232)

Company Contributions

The following table sets forth amounts included in the “Company Contributions to Defined Contribution Plans” column of the “All Other Compensation” table as follows: (i) Molex contributions to the Molex Incorporated Retirement and Savings Plan; (ii) Molex contributions to the Molex

Supplemental Executive Retirement Plan (“SERP”); and (iii) Molex contributions to non-U.S. retirement plans. This table does not include contributions made by the named executive officers.

			Non-US
	Retirement and		Retirement
Name	Savings Plan(1)	SERP(2)	Plans	Total

Martin P. Slark	$16,850	$47,835	$-	$64,685
David D. Johnson	17,150	20,250	-	37,400
Liam G. McCarthy	17,150	25,800	-	42,950
James E. Fleischhacker	17,150	18,240	-	35,390
Katsumi Hirokawa (3)	0	0	34,934	34,934

(1)	As of January 1, 2011, the Molex Incorporated Employees 401(k) Plan and Molex Incorporated Profit Sharing and Retirement Plan were merged into a new plan, the Molex Incorporated Retirement and Savings Plan (“Retirement and Savings Plan”). Effective January 1, 2011, Molex transferred balances from the 401(k) Plan to the Retirement and Savings Plan. The 401(k) plan permitted U.S. employees to contribute a maximum of 25% of eligible pay on a pre-tax basis subject to a dollar limit set by the IRS, $16,500 for FY11, and Molex matched employee contributions up to 1% of eligible pay. The Retirement and Savings Plan permits U.S. employees to contribute a maximum of 75% of eligible pay on a pre-tax basis subject to the dollar limit set by the IRS and Molex matches employee contributions up to 4% of eligible pay. In addition, on January 1, 2011, Molex transferred balances from the Profit Sharing Plan to the Retirement and Savings Plan and made a contribution of $7,350 pursuant to the Profit Sharing Plan for each U.S. executive officer and posted the contribution to the Retirement and Savings Plan.

(2)	As of January 1, 2011, the SERP and the Molex Executive Deferred Compensation Plan were merged together into the SERP and that plan allows participants to defer all or a portion of their base and incentive compensation. With respect to participants in the Retirement and Savings Plan whose base pay exceeds the IRS recognizable pay limit, $245,000 in 2010, Molex matches participant contributions up to 4% of base salary to the SERP.

(3)	The amount shown represents contributions to the Japanese national retirement plan and the Molex-Japan Directors Retirement Trust, a defined contribution plan under which Molex makes discretionary annual contributions to eligible executive directors of Molex Japan. During FY11, Molex made contributions totaling 3% of base salary.

Fiscal Year 2011 Grants of Plan-Based Awards

The following table provides information on the estimated possible payouts for awards granted under the Molex Annual Incentive Plan, based on certain assumptions about the achievement of performance objectives for Molex and the individual NEOs at various levels. Since Molex’s target operating income goals were exceeded in the first half of FY11, and the threshold operating income goals were exceeded in the second half of FY11, the NEOs received a payout, which is set forth in the “Summary Compensation Table” under “Non-Equity Incentive Plan Compensation.” The table also provides information on the grant date fair value of stock awards and stock options to acquire shares of Class A Common Stock granted in FY11 to each NEO. See “Compensation Discussion and Analysis.” There can be no assurance that the amounts in the “Grant Date Fair Value of Stock and Option Awards” column will ever be realized.

						All Other	All Other
						Stock	Option		Grant Date
			Estimated Future Payouts Under			Awards:	Awards:	Exercise or	Fair Value
			Non-Equity Incentive Plan Awards			Number of	Number of	Base Price	of Stock
			($)(1)			Shares of	Securities	of Option	and Option
			Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Type of Award	Grant Date	($)	($)	($)	Units (#)(2)	Options (#)(3)	($/Sh)	($)(2)(3)

Martin P. Slark	Annual Incentive Award		612,500	1,225,000	2,450,000

	Restricted Stock	10/01/2010				300,000			5,235,000

	Stock Options	10/01/2010					600,000	17.45	2,670,000

David D. Johnson	Annual Incentive Award		206,000	412,000	824,000

	Restricted Stock	10/01/2010				125,000			2,181,250

	Stock Options	10/01/2010					250,000	17.45	1,112,500

Liam G. McCarthy	Annual Incentive Award		312,500	625,000	1,250,000

	Restricted Stock	10/01/2010				150,000			2,617,500

	Stock Options	10/01/2010					300,000	17.45	1,335,000

James E. Fleischhacker	Annual Incentive Award		190,500	381,000	762,000

	Restricted Stock	10/01/2010				50,000			872,500

	Stock Options	10/01/2010					125,000	17.45	556,250

Katsumi Hirokawa	Annual Incentive Award		225,000	450,000	900,000

	Restricted Stock	10/01/2010				50,000			872,500

	Stock Options	10/01/2010					125,000	17.45	556,250

(1)	As further described under “Compensation Discussion and Analysis,” the target award opportunity for Mr. Slark is equal to 125% of base salary and the target award opportunities for the other NEOs range from 75% to 100% of base salary. The maximum award opportunity for Mr. Slark is equal to 250% of base salary and the maximum award opportunities for the other NEOs range from 150% to 200%. We used these percentages to calculate the “target” and “maximum” amounts noted.

(2)	The amounts shown for restricted stock represent the number of shares of restricted stock awarded in FY11 and the grant date fair value determined in accordance with FASB ASC Topic 718. The shares of restricted stock vest ratably over a period of four years.

(3)	The amounts shown for stock options represent the number of nonqualified stock options granted in FY11, the option exercise price and the grant date fair value determined in accordance with FASB ASC Topic 718. The stock options vest ratably over a period of four years.

Molex Annual Incentive Plan Awards.  The Molex Annual Incentive Plan awards are further described under “Compensation Discussion and Analysis.” These awards are granted under the Molex Incorporated Annual Incentive Plan (the “AIP”), which was approved by stockholders at the 2008 annual meeting. The purpose of the AIP is to enhance stockholder value and promote the attainment of our significant business objectives by basing a portion of an employee’s annual cash compensation on the achievement of specific performance goals. All of our executive officers and other employees are eligible to participate in the AIP. The AIP is administered by the Compensation Committee with respect to executive officers and by the CEO with respect to other employees. The CEO determines the other employees who are eligible to participate in the AIP. The Compensation Committee determines which participants will be treated as “covered employees” for purposes of Section 162(m) of the Internal Revenue Code.

As it relates to awards for executive officers, each year the Compensation Committee (i) establishes one or more performance measures; (ii) sets the semi-annual performance goal with respect to such performance measure for the Company, divisions, or an individual; (iii) establishes the weighting to be given to the performance measures and performance goals; and (iv) designates whether an award will be a Section 162(m) Award. As it relates to awards for other employees, the CEO makes the same determinations as described above, except he will not be designating Section 162(m) Awards.

The Compensation Committee and/or the CEO determine the amount available for payment of annual incentives in any year or any other measurement period. The aggregate maximum amount that may be paid to any one participant during any fiscal year with respect to all awards under the AIP is $10,000,000.

Restricted Stock and Stock Options.  The restricted stock and stock option programs are further described under “Compensation Discussion and Analysis.” The restricted stock and stock option awards are granted under the 2008 Molex Stock Incentive Plan (the “2008 Plan”), which was approved by stockholders at the 2008 Annual Meeting and is proposed to be amended as discussed in Item 5 of this Proxy Statement. The purpose of the 2008 Plan is to optimize our profitability and growth through stock incentives that are consistent with our goals and that link and align the personal interests of directors, officers and employees to those of our stockholders. The 2008 Plan also enables us to attract, motivate, and retain directors, officers and employees who make significant contributions to our success and to allow such individuals to share in our success. The 2008 Plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code by qualifying certain awards as performance-based compensation. The 2008 Plan is administered by the Compensation Committee with respect to awards to executive officers and the Stock Option Plan Committee with respect to other employees and the Corporate Governance and Nominating Committee with respect to non-employee directors.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth summary information regarding the outstanding stock options and restricted stock awards at June 30, 2011 held by each NEO. Market values are presented as of the end of FY11 (the $21.48 per share closing price of Molex Class A Common Stock on June 30, 2011) for outstanding stock awards. Market values are not presented for stock options. Unless otherwise noted, option awards and stock awards are for the acquisition of shares of Class A Common Stock and vest ratably over four years commencing on the first anniversary of the grant date.

	Option Awards					Stock Awards
		Number of	Number of				Number of
		Securities	Securities				Shares or	Market Value
		Underlying	Underlying				Units of	of Shares or
		Unexercised	Unexercised	Option			Stock That	Units of Stock
		Options	Options	Exercise	Option		Have Not	That Have Not
	Grant	(#)	(#)	Price	Expiration	Grant	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)	($)

Martin P. Slark	10/24/2003	175,000	0	25.99	10/24/2013	08/15/2007	18,750	402,750
	08/15/2006	187,500 (1)	0	29.79	08/15/2011	08/15/2008	37,500	805,500
	08/15/2007	150,000	50,00	22.82	08/15/2012	08/06/2009	242,730	5,213,840
	08/15/2008	100,000	100,000	24.59	08/15/2013	10/01/2010	300,000	6,444,000
	08/06/2009	125,000	375,000	15.94	08/06/2019
	10/01/2010	0	600,000	17.45	10/01/2020
David D. Johnson	08/15/2006	75,000 (1)	0	29.79	08/15/2011	08/15/2007	6,250	134,250
	08/15/2007	75,000	25,000	22.82	08/15/2012	08/15/2008	12,500	268,500
	08/15/2008	50,000	50,000	24.59	08/15/2013	08/06/2009	75,000	1,611,000
	08/06/2009	62,500	187,500	15.94	08/06/2019	10/01/2010	125,000	2,685,000
	10/01/2010	0	250,000	17.45	10/01/2020
Liam G. McCarthy	10/24/2003	17,990	0	25.99	10/24/2013	08/15/2007	7,500	161,100
	08/15/2006	125,000 (1)	0	29.79	08/15/2011	08/15/2008	15,000	322,200
	08/15/2007	93,750	31,250	22.82	08/15/2012	08/06/2009	112,500	2,416,500
	08/15/2008	62,500	62,500	24.59	08/15/2013	10/01/2010	150,000	3,222,000
	08/06/2009	75,000	225,000	15.94	08/06/2019
	10/01/2010	0	300,000	17.45	10/01/2020
James E. Fleischhacker	10/24/2003	100,000	0	25.99	10/24/2013	08/15/2007	5,000	107,400
	08/15/2006	60,000 (1)	0	29.79	08/15/2011	08/15/2008	10,000	214,800
	08/15/2007	45,000	15,000	22.82	08/15/2012	04/24/2009	25,000	537,000
	08/15/2008	30,000	30,000	24.59	08/15/2013	10/01/2010	50,000	1,074,000
	04/24/2009	62,500	62,500	14.51	04/24/2019
	10/01/2010	0	125,000	17.45	10/01/2020
Katsumi Hirokawa	10/09/2002	10,000	0	9.275	10/09/2011	08/15/2007	6,250	134,250
	10/30/2003	0	20,000 (2)	12.595	10/30/2012	08/15/2008	12,500	268,500
	05/02/2005	10,000	0	11.455	05/02/2012	04/24/2009	25,000	537,000
	08/15/2006	75,000 (1)	0	29.79	08/15/2011	10/01/2010	50,000	1,074,000
	08/15/2007	56,250	18,750	22.82	08/15/2012
	08/15/2008	37,500	37,500	24.59	08/15/2013
	04/24/2009	62,500	62,500	14.51	04/24/2019
	10/01/2010	0	125,000	17.45	10/01/2020

(1)	These options expired unexercised on August 15, 2011, as indicated above.

(2)	This is a long-term option to acquire shares of Class A Common Stock that vests on the eighth anniversary of the grant date.

Fiscal Year 2011 Option Exercises and Stock Vested

This table summarizes the option exercises and vesting of stock awards for each NEO in FY11. The named executive officers did not exercise options in FY11.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)(1)	($)(2)

Martin P. Slark	0	0	134,035	2,229,711
David D. Johnson	0	0	47,500	789,875
Liam G. McCarthy	0	0	60,000	999,975
James E. Fleischhacker	0	0	27,500	501,900
Katsumi Hirokawa	0	0	31,250	561,000

(1)	Includes the following number of shares retained by Molex for the payment of applicable taxes: Mr. Slark, 52,878; Mr. Johnson, 13,991; Mr. McCarthy, 18,421; Mr. Fleischhacker, 8,351; and Mr. Hirokawa, 0.

(2)	The aggregate dollar value realized on vesting of the stock awards was calculated by multiplying the closing price of Class A Common Stock on the vesting date by the number of vested shares.

Fiscal Year 2011 Nonqualified Deferred Compensation

The table below provides information for each NEO for FY11: (i) the dollar amount of aggregate contributions made by the NEO to the SERP; (ii) the dollar amount of aggregate contributions made by us on behalf of a NEO to the SERP; (iii) the dollar amount of aggregate interest or other earnings accrued on the NEO’s account in the SERP; (iv) the aggregate dollar amount of all withdrawals by and distributions to the NEO; and (v) the dollar amount of aggregate balance of the NEO’s SERP account as of June 30, 2011.

					Aggregate
	Executive			Aggregate	Balance at
	Officer	Molex	Aggregate	Withdrawals/	June 30,
	Contribution	Contribution	Earnings (Loss)	Distributions	2011
Name	($)	($)	($)	($)	($)

Martin P. Slark	20,000	47,835	110,088	0	933,813
David D. Johnson	10,400	20,250	16,739	0	129,181
Liam G. McCarthy	12,699	25,800	11,172	0	177,934
James E. Fleischhacker	10,209	18,240	95,967	0	436,639
Katsumi Hirokawa	0	0	0	0	0

The “Aggregate Balance” column includes the following amounts which have been reported in the Summary Compensation Table in FY10 and FY09.

	Previously	Previously
	Reported	Reported
	in FY10	in FY09
Name	($)	($)

Martin P. Slark	0	19,970
David D. Johnson	0	7,709
Liam G. McCarthy	0	10,489
James E. Fleischhacker	0	7,772
Katsumi Hirokawa	0	0

2005 Molex Supplemental Executive Retirement Plan.  The SERP is a nonqualified defined contribution plan administered by the Special Subcommittee of the Executive Committee of the Board of Directors. Until the Molex Incorporated Profit Sharing and Retirement Plan was merged into the Molex Incorporated Retirement and Savings Plan effective January 1, 2011, as discussed in the

CD&A, the SERP was available to participants in the Profit Sharing Plan affected by Internal Revenue Service contribution limits. The Profit Sharing Plan was a defined contribution plan under which we made discretionary annual contributions equal to a percentage of each eligible participant’s compensation that we determined for the year. During FY11, we made a Profit Sharing Plan contribution equal to 3% of eligible compensation to eligible employees and posted the contribution to the Retirement and Savings Plan. Eligible compensation includes base salary and incentives subject to a dollar limit set by the IRS, which for calendar years 2010 and 2011 was $245,000. In addition, IRS limits also apply to company contributions to the Retirement and Savings Plan. Molex will make a 3% contribution to the participant’s accounts at the close of each calendar year. Amounts that we cannot contribute to the Retirement and Savings Plan because of IRS limits will be contributed to the SERP to restore the intended benefit of the Retirement and Savings Plan. Other IRS limits apply to employee contributions and company matching contributions under the Retirement and Savings Plan. As described further in the Molex Executive Deferred Compensation Plan section below, employees affected by these limitations have the opportunity to defer income and receive matching contributions in the SERP.

Participants may elect to invest the amounts that we contribute in a variety of mutual funds, including managed income, bond, fixed income, large-, mid-, and small-cap equity funds, international equity funds and lifestyle funds. Earnings on such investments were in the range of 0.01% to 30.69% during calendar year 2010 in the Profit Sharing Plan and -1.72% and 10.16% for the first six months of calendar year 2011 in the Retirement and Savings Plan. Molex stock is not an investment option, and “above market” crediting rates are not offered. A participant may transfer investments among the various investment alternatives on a daily basis. Under the Profit Sharing Plan, amounts that we contributed began to vest on a participant’s second anniversary of employment and in 20% annual increments thereafter, becoming fully vested on the participant’s sixth anniversary. In the Retirement and Savings plan, participants are fully vested in their Profit Sharing Plan account after three years of employment and a participant becomes fully vested upon attaining age 65 or becoming disabled while in our employ, regardless of his or her years of employment. Vested amounts are distributed to a participant upon separation from service.

All contributions that could not be made to the Retirement and Savings Plan after January 1, 2011 are made to the SERP. Each participant may elect to invest the amounts that we contribute on his or her behalf in a variety of mutual funds, including money market, bond, fixed income, large-, mid- and small-cap equity funds, international equity funds and lifestyle funds. Earnings on such investments were generally in the same ranges as for the Profit Sharing Plan, 0.02% to 30.69% during calendar year 2010 and -1.72% and 10.16% for the first six months of calendar year 2011. Molex stock is not an investment option, and “above market” crediting rates are not offered. A participant may transfer investments among the various investment alternatives on a daily basis.

Under the SERP, vested account balances will be distributed due to separation from service on or after age 59 1/2 according to the participant’s election either in a single lump sum or in ten substantially equal annual installments. Amounts contributed before 2011 will be distributed in accordance with the plan and the elections made under the applicable plan with respect to the particular year in which the amounts were contributed to the account(s). For separation from service before age 59 1/2 vested account balances will be distributed in a single lump sum payment. Vested account balances will be distributed in a single lump sum due to separation from service due to death or disability. If a participant experiences a financial hardship, he or she may request a distribution and the Special Subcommittee has sole discretion on whether to grant the single lump sum distribution.

Molex Executive Deferred Compensation Plan.  The Molex Executive Deferred Compensation Plan, which was merged into the SERP effective January 1, 2011, as discussed in the CD&A, permitted participants to defer all or a portion of their base salary and incentive during the calendar year (fiscal year, in the case of incentives). Each participant was able to elect to invest his or her deferrals in a variety of mutual funds, including money market, bond, fixed income, large-, mid-, and small-cap equity funds, international equity funds and lifestyle funds. Molex stock was not an investment option, and “above market” crediting rates were not offered. The investment performance tracks the Profit Sharing Plan performance discussed above.

Participants in the Deferred Compensation Plan made separate elections each year regarding the amount to defer, the deferral period, and the method of distribution at the end of the deferral period. Generally, a participant’s deferrals (adjusted for investment gain or loss) would be distributed to the participant (or, in the case of the participant’s death, the participant’s beneficiary) upon the earlier of the participant’s separation from service, death or disability.

Effective January 1, 2011 with the merger of the Deferred Compensation Plan with the SERP, the SERP provides participants the opportunity to defer all or a portion of their base salary and incentive and for those participating in the Retirement and Savings Plan whose base exceeds the IRS limit ($245,000 in 2010), we match the participant’s contributions up to 4% of base pay to the SERP.

As nonqualified defined contribution plans, benefits under the SERP are considered to be our obligations, payable from our general assets. To assist us in accumulating the funds necessary to pay these benefits, we have established a grantor trust to which we contribute participant deferrals. Benefits will be paid from this trust, to the extent it has sufficient assets, and from us, to the extent the trust does not have sufficient assets.

Potential Payments Upon Termination or Change in Control

We do not currently provide executive officers with pension benefits or employment, severance or change-in-control agreements. On a case-by-case basis, the Compensation Committee has approved individual retirement packages to retiring executive officers based on years of service and contribution to Molex.

Under our equity compensation plans, outstanding and unvested stock options will become fully vested and exercisable, and outstanding and unvested restricted stock will become fully vested and be distributed upon a participant’s death, disability, retirement, or involuntary termination. In addition, the awards will vest upon a change-in-control irrespective of a termination of employment. In the event of a change-in-control where the Company ceases to have publicly traded equity securities, after the consummation of the change-in-control, if no replacement awards are issued in lieu of outstanding awards under the equity plans, then the plans and all outstanding awards granted under the plans will terminate, and the Company (or successor) will pay the participants an amount for their outstanding awards determined using the change in control price. These provisions apply to all employees who participate in the Company’s equity plans. The outstanding equity awards held by the NEOs as of June 30, 2011 are described above under “Outstanding Equity Awards at 2011 Fiscal Year-End.”

We have estimated the amount of incremental compensation for each of Messrs. Slark, Johnson, McCarthy, Fleischhacker and Hirokawa due to accelerated vesting of outstanding restricted stock awards upon termination of the officer’s employment in the event of the officer’s death, disability, retirement or involuntary termination, or upon a change in control irrespective of a termination of employment, as follows: Mr. Slark, $12,866,090; Mr. Johnson, $4,698,750; Mr. McCarthy, $6,121,800; Mr. Fleischhacker, $1,933,200; and Mr. Hirokawa, $2,013,750. These amounts assume that the termination of employment or change in control was effective as of June 30, 2011 and that the price of Class A Common Stock on which the calculations are made was the closing price of $21.48 on that date. We have estimated the value for the acceleration of stock options as of June 30, 2011 for each NEO as follows: Mr. Slark, $4,495,500; Mr. Johnson, $2,046,250; Mr. McCarthy, $2,455,500; Mr. Fleischhacker, $940,375; and Mr. Hirokawa, $1,117,975. The amounts shown above are estimates of the incremental compensation these officers would receive upon such terminations or a change in control. The actual amounts to be received can only be determined at the time of the officer’s termination of employment or at the time of a change in control.

An “involuntary termination” is defined for purposes of the Company’s equity plans to mean the Company’s or a subsidiary’s termination of a participant’s employment pursuant to a planned employee reduction plan if:

•	The participant has reached age 55 and was employed at least 20 years with the Company or a subsidiary; or

•	The participant was employed at least 25 years with the Company or a subsidiary.

A “change in control” is defined for purposes of the Company’s equity plans to mean:

•	The purchase or other acquisition by any person, entity or group of beneficial ownership of more than 50% of either the outstanding shares of Common Stock or the combined voting power of Molex’s then outstanding voting securities entitled to vote generally;

•	The approval by Molex’s stockholders of a reorganization, merger or consolidation, in each case, with respect to which persons who were Molex stockholders immediately prior to such reorganization, merger or consolidation, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

•	A liquidation or dissolution of Molex; or

•	The sale of all or substantially all of Molex’s assets (i.e., greater than 40% of the total gross fair market value of all of the assets of Molex immediately prior to such sale or disposition) within a 12-month period ending on the date of the most recent sale or disposition.

In addition, as described in greater detail below under “Transactions with Related Persons,” we have agreements with each of Frederick A. Krehbiel and John H. Krehbiel, Jr., pursuant to which we have agreed that if either of them dies while employed, we will pay his wife, if she survives him, $125,000 per year for the remainder of her life.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee adopted a written policy governing the review and approval of related person transactions. The policy requires that certain transactions with “related persons” be approved and/or ratified by the Audit Committee. The transactions covered by this policy include any transaction in which Molex is a participant, the amount involved exceeds $120,000, and any related person has a direct or indirect material interest. In accordance with SEC regulations, the term “related person” refers to stockholders of more than 5%, directors (and nominees for director), executive officers and their family members.

The policy provides standing pre-approval for certain types of transactions that the Audit Committee has determined do not pose a significant risk of a conflict of interest, either because a related person would not have a material interest in a transaction of that type or other characteristics of the transaction eliminate the risk of a conflict of interest. Standing pre-approval applies to the following:

•	Any transaction between Molex and another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of 2% of the other company’s gross revenues for that year or $200,000;

•	Any charitable contribution by Molex to an organization at which a related person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the greater of 2% of the charitable organization’s total annual receipts for that year or $200,000;

•	Any transaction where the related person’s interest arises solely from the ownership of our stock and all stockholders received or will receive the same benefit on a pro rata basis; and

•	Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

Also, our employment of an immediate family member of one of our directors or executive officers is not subject to the policy unless the family member’s total compensation (salary, bonus, perquisites and value of equity awards) exceeds $120,000 and/or the family member is appointed an officer.

Certain Transactions

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the course of ordinary business activities. Some of our directors, executive officers, greater than 5% stockholders and their immediate family members may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these firms on customary terms, and, in many instances, our directors and executive officers may not have knowledge of them. Except to the extent set forth below, to our knowledge, in FY11 no director, executive officer, greater than 5% stockholder or any of their immediate family members had a material interest in any of our ongoing business transactions or relationships.

Individual Arrangements Involving Future Compensation

On February 1, 1991, each of Frederick A. Krehbiel and John H. Krehbiel, Jr., entered into an agreement pursuant to which we agreed that if either of them dies while employed, we will pay his wife, if she survives him, $125,000 per year for the remainder of her life. Starting January 1, 1992 the annual amount is automatically adjusted every January 1 to reflect an increase (or decrease) in the Consumer Price Index for the preceding calendar year at the rate of said increase or decrease. Each agreement terminates in the event that employment terminates for any reason other than death. As of June 30, 2011, we had accrued $203,000 for Frederick A. Krehbiel’s arrangement and $362,000 for John H. Krehbiel, Jr.’s arrangement. These amounts are included in the table below under “All Other Compensation.”

Compensation of Employee Directors

Frederick A. Krehbiel, Fred L. Krehbiel, and John H. Krehbiel, Jr. are members of the Board and are also employees. During FY11, they were paid and/or earned the following amounts:

		Option	All Other
		Awards	Compensation
Name	Salary($)	($)(1)	($)(2)	Total($)

Frederick A. Krehbiel	450,000	0	257,689	707,689
Fred L. Krehbiel	245,400	15,990	37,313	298,703
John H. Krehbiel, Jr.	450,000	0	417,635	867,635

(1)	The amounts reported in this column reflect the aggregate grant date fair value of stock options to acquire shares of Class A common stock granted in FY11 computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the employee director. Stock options settle in Class A Common Stock. Assumptions used in the calculation of these values are included in Note 19 to our consolidated financial statements included in our Form 10-K filed with the SEC on August 5, 2011. A description of the stock options appears in the narrative text following the table “Fiscal Year 2011 Grants of Plan-Based Awards.”

(2)	The amounts shown reflect perquisites, executive life insurance premiums, tax gross-ups, executive physical, company car or car allowance, car insurance, financial counseling, spousal/guest travel in connection with a board meeting, Retirement and Savings Plan (Profit Sharing Plan contribution, 401(k) Plan matching), SERP contributions and the amounts accrued pursuant to the arrangements involving future compensation for Frederick A. Krehbiel and John H. Krehbiel, Jr.

There were no equity grants to Frederick A. Krehbiel or John H. Krehbiel, Jr. during FY11. Frederick A. Krehbiel, John H. Krehbiel, Jr. and Fred L. Krehbiel are all eligible to participate in our compensation, benefit and health and welfare plans generally to the same extent as all other Molex employees.

ITEM 3
NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2011

Our Board, as required pursuant to Section 14A of the Securities Exchange Act of 1934, seeks your advisory vote approving the compensation of our named executive officers for FY11 as set forth in this Proxy Statement under the heading “Executive Compensation,” including the Compensation Discussion and Analysis and the accompanying compensation tables and related material.

To assist stockholders in this advisory vote, we have summarized the fundamental aspects of our executive compensation programs below. In addition to the summary, we urge stockholders to read the Compensation Discussion and Analysis beginning on page 23, which describes in more detail how our executive compensation policies and programs operate and are designed to achieve our compensation philosophy, as well as the Summary Compensation Table and related compensation tables, footnotes and other narratives beginning on page 31 of this Proxy Statement.

We believe that our executive compensation program plays a key role in driving our long-term performance, as evidenced by our strong financial and operating performance in FY11. Highlights of our program include the following:

-	Elements Of Our Compensation Program. We have designed our executive compensation program to include a mix of base salary, cash incentive opportunities, and long-term equity compensation, that provide a balance of short-term and long-term incentives with fixed and variable components. In addition, our program includes recoupment and forfeiture policies requiring reimbursement of cash incentives and/or forfeiture of equity awards paid to employees and stock ownership guidelines for executive officers.

-	Base Salary. Over the past three years, our executive officers’ base salaries demonstrate the correlation between pay and performance. In the second half of FY09 and into the first half of FY10, the CEO and COO each took a 20% pay reduction and the other executive officers took a 10% pay reduction in response to the business downturn. Salary increases for FY11 ranged from 2% to 6% with additional adjustments of 2% to 4% to better position base salary to the market range.

-	Annual Incentive. Our annual incentive awards motivate executive officers to meet or exceed performance goals, drive performance and position us for long-term success. Due to the Company’s record revenue and profit in FY11, the executive officers earned a first- and second- half FY11 payout. The program also caps payout levels and has a holdback feature.

-	Long Term Incentive. Our long term incentives consist of stock options and restricted stock that typically vest over a multi-year period, with stock options being exercisable for a ten-year period to align the interests of the executive officers and shareholders and drive executive decisions that improve profitability and maximize shareholder value.

Even though this vote is non-binding, we highly value the opinions of our shareholders. Accordingly, the Board and the Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

RESOLVED, that the stockholders of Molex approve, on an advisory basis, the compensation of Molex’s named executive officers for FY11 as set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the 2011 Annual Meeting of Stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ITEM 3

ITEM 4
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board, as required pursuant to Section 14A of the Securities Exchange Act of 1934, seeks your advisory vote on whether future advisory votes on executive compensation should occur every one year, every two years or every three years.

For the reasons discussed below, our Board believes that holding an advisory vote on executive compensation every THREE YEARS is most consistent with our approach to executive compensation and will best facilitate a meaningful response to shareholders:

•	Our executive compensation program is designed to incentivize long-term performance and a three-year voting cycle best corresponds to the multi-year period over which stock options and restricted stock typically vest; a vote every three years will allow shareholders to better judge our program and the total actual compensation realized and compare it to our performance over the same period of time.

•	A three-year cycle for voting on executive compensation would provide the necessary time to fully engage with shareholders on the results of each vote, implement any appropriate changes to our executive compensation program and understand the effects of those changes prior to the next advisory vote. The Board believes that more frequent advisory votes would make it more difficult to analyze the results of prior votes and changes in a comprehensive and timely manner, thereby potentially limiting the completeness with which we can respond to shareholder concerns.

•	Even with an advisory vote every three years, shareholders will continue to be able to communicate their views regarding our compensation program on a more frequent basis by communicating directly with the Board. Please refer to our Corporate Governance and Nominating Committee Charter, “Procedures for Stockholder Communications with Directors” which is posted on our website at www.molex.com/financial/corporate_governance.html.

This advisory vote is non-binding, and the final decision with respect to the frequency of future advisory votes on executive compensation remains with the Board. Although this vote is non-binding, we highly value the opinions of our shareholders. Accordingly, the Board and the Compensation Committee will consider this vote in connection with decisions concerning the frequency with which to hold advisory votes on executive compensation. In accordance with applicable laws, at least every six years you will have the opportunity to recommend the frequency of future advisory votes on executive compensation.

You may vote for every one, two or three years, or abstain from voting on the following resolution:

RESOLVED: That the option of one year, two years or three years that receives the highest number of votes cast by class will be the recommendation of stockholders, on an advisory basis, on the frequency of advisory votes on the compensation of our named executive officers.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THREE YEARS.

ITEM 5
APPROVAL OF AN AMENDMENT TO THE 2008 MOLEX STOCK INCENTIVE PLAN AND
REAPPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS

The Board of Directors, the Compensation Committee and Company management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future. Subject to the approval of our stockholders, the Board on August 5, 2011 adopted an amendment of the 2008 Molex Stock Incentive Plan (the “2008 Plan” or the “plan”). If stockholders approve the 2008 Plan as proposed to be amended, we will be able to continue to use the plan for stock-based compensation and to utilize the plan to make tax-efficient compensation awards.

Highlights of the Proposed Amendment

The 2008 Plan authorizes the award of stock options, restricted stock, unrestricted stock and performance shares. The purpose of the 2008 Plan is to optimize our profitability and growth through stock incentives that are consistent with our goals and that link and align the personal interests of directors, officers and employees to those of our stockholders. The 2008 Plan will also enable us to attract, motivate, and retain directors, officers and employees who make significant contributions to our success and to allow such individuals to share in our success.

Increase in Shares Authorization.  We are proposing to increase the maximum aggregate number of shares of our Class A Common Stock available for grant under the 2008 Plan by 8,600,000 shares. As of August 31, 2011, and excluding the requested share increase, there were approximately 8,779,707 shares remaining available for future grants of awards under the 2008 Plan. If stockholders approve the 2008 Plan, as proposed to be amended, the total number of shares available for grant under the 2008 Plan, would total 17,379,707. The shares subject to predecessor plans might become available for grant under the 2008 Plan to the extent that shares subject to those awards again become available for grant pursuant to the terms of those plans. As of August 31, 2011, the total number of shares of our Class A Common Stock outstanding was 79,905,701. By increasing the number of shares authorized under the 2008 Plan, we believe we will have the flexibility to continue to provide equity incentives in amounts determined appropriate by the Compensation Committee over the next five years.

Extension of the Term of the 2008 Plan.  As previously approved by stockholders, the 2008 Plan has a termination date of October 30, 2018. Upon approval of the 2008 Plan as proposed to be amended, the term of the 2008 Plan will be extended until October 28, 2021.

Section 162(m) Reapproval

In connection with approval of the 2008 Plan as proposed to be amended, we are also asking stockholders to reapprove the material terms of the performance goals for performance-based awards set forth in the 2008 Plan. This reapproval will provide us with the continued flexibility to grant awards under the 2008 Plan that qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

Code Section 162(m) generally provides that a company is prohibited from deducting compensation paid to its principal executive officer and three other most highly compensated executive officers (other than the principal financial officer) in excess of $1 million per person in any year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Code Section 162(m), the material terms of the performance goals generally include (i) the individuals eligible to receive compensation upon achievement of performance goals, (ii) the business criteria on which the performance goals may be based, and (iii) the maximum amount that can be paid to an individual upon attainment of the performance goals.

By approving the 2008 Plan as proposed to be amended, stockholders also will be reapproving the material terms of the performance goals under the 2008 Plan.

Promotion of Good Corporate Governance Practices

We have designed the 2008 Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for directors, officers and employees and stockholders’ interests. These provisions include:

•	No Discounted Stock Options. The 2008 Plan has been amended to prohibit the grant of stock options with an exercise price less than the fair market value of our Class A Common Stock on the date of grant.

•	No Repricing Without Stockholder Approval. At any time when the exercise price of a stock option is above the market price of our Class A Common Stock, we cannot, without stockholder approval, “reprice” those options by reducing the exercise price or exchanging such stock options for cash, other awards or new stock options at a reduced exercise price.

•	Independent Committee Administration. With respect to awards to executive officers, the 2008 Plan is administered by the Compensation Committee, whose members satisfy NASDAQ standards for director independence, the disinterested administration requirements of SEC Rule 16b-3, and the “outside director” requirements of Code Section 162(m).

•	Recoupment Policy. Awards are subject to forfeiture upon violation of specified restrictive covenants, termination for cause, or in certain circumstances if we are required to restate our financial statements.

•	No Liberal Share Recycling. Shares subject to an award that are used to pay the exercise price of an option or delivered to or withheld by us to pay the withholding taxes related to an award may not again be made available for issuance under the 2008 Plan.

•	Fungible Share Design. In connection with the proposed share increase, we have added a requirement that the maximum number of shares that may be covered by full-value awards under the 2008 Plan (awards other than options) will be 50% of the shares available for grant as of October 28, 2011.

•	Code Section 162(m) Eligibility. The Compensation Committee has the flexibility to approve awards eligible for treatment as “performance-based” compensation under Code Section 162(m).

•	Stock Ownership. The Chief Executive Officer is required to own Molex stock equal in value to at least three times his annual base salary, and each other executive officer to own Molex stock equal in value to at least two times his or her annual base salary. A new executive officer is given five years to meet these guidelines.

Summary of the 2008 Plan as Proposed to Be Amended

The following summary of the principal features of the 2008 Plan as it is proposed to be amended is qualified in its entirety by reference to the complete text of the amended and restated 2008 Plan, which is set forth in Appendix A to this Proxy Statement.

Shares Available for Grant

Subject to adjustment for changes in our capitalization, the aggregate number of shares of our Class A Common Stock available for grant pursuant to all awards under the 2008 Plan is 17,379,707, including approximately 8,779,707 shares remaining available for future grant under the 2008 Plan as of August 31, 2011 and the additional 8,600,000 shares for which stockholder approval is being sought, plus any shares subject to outstanding awards that would have again become available for issuance pursuant to the terms of awards previously granted under our predecessor plans if those awards expire, terminate or are otherwise forfeited before being exercised or settled in full, provided that the maximum number of shares that may be covered by full-value awards under the 2008 Plan (awards other than options) will be 50% of the shares available for grant as of October 28, 2011.

Shares covered by an award will only be counted as used if they are actually issued. Any shares related to an award that terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of shares will be available again for grant under the Plan. Shares subject to an award that are used to pay the exercise price of an option or delivered to or withheld by us to pay the withholding taxes related to an award may not again be made available for issuance under the 2008 Plan.

Subject to certain adjustments, the aggregate number of shares of our Class A Common Stock subject to awards granted under the 2008 Plan during any one calendar year to any one participant may not exceed 500,000, the aggregate number of shares of our Class A Common Stock subject to unrestricted stock awards granted in any one calendar year to any one participant may not exceed 3,000, and the aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2008 Plan may not exceed 250,000.

As of August 31, 2011, the closing price of a share of our Class A Common Stock on NASDAQ was $18.48.

Administration of the 2008 Plan; Eligibility and Awards

The 2008 Plan will be administered by the Compensation Committee, the Stock Option Plan Committee and the Corporate Governance and Nominating Committee. The Compensation Committee, which is composed of independent directors, will be responsible for administering awards to executive officers. The Stock Option Plan Committee, which is composed of Frederick A. Krehbiel, John H. Krehbiel, Jr., and Martin P. Slark, will be responsible for administering awards to employees who are not executive officers. The Corporate Governance and Nominating Committee, which is composed of independent directors, will be responsible for administering awards to non-employee directors. The respective committee will select the individuals eligible to participate in the 2008 Plan, the types of awards granted, the times at which awards may be granted and the number of shares to be covered by each award granted. The respective committee will also have the authority to interpret and administer the 2008 Plan, to determine the terms and conditions of awards and to make all other determinations relating to the plan that it deems necessary or desirable for the administration of the plan. The 2008 Plan will terminate on October 28, 2021, except with respect to awards then outstanding. Only the Board of Directors may amend, suspend or terminate the 2008 Plan, except that stockholder approval will be required for an amendment that would materially increase the number of shares to be issued under the plan, materially increase the benefits to participants under the plan, materially expand the class of participants eligible to participate in the plan, or expand the types of awards provided under the plan.

All of our directors, officers and employees will be eligible to participate in the 2008 Plan. As of August 31, 2011, approximately 23,284 individuals are considered to be eligible to participate in the 2008 Plan. Awards that may be granted under the 2008 Plan include incentive stock options, nonqualified stock options, restricted stock, unrestricted stock and performance shares. All grants will be evidenced by an award agreement in a form, and containing such terms and conditions, as the respective committee determines.

The Board has adopted equity grant procedures that govern the timing of annual grants: annual grants to executive officers and employees are made effective October 1 of each year (or the next trading day if markets are closed on October 1); annual grants to directors occur on the date of the annual meeting of stockholders. While awards typically are granted to selected eligible participants once a year, the respective committee may grant awards to any eligible participant at any time.

Stock Options

Stock options may be granted alone or in addition to other awards. Stock options may be nonqualified stock options or incentive stock options within the meaning of Code Section 422, except that incentive stock options may only be granted to officers and employees and are subject to the requirements of Code Section 422, as explained in the 2008 Plan.

The exercise price for stock options may not be less than 100% of the fair market value of the shares on the grant date.

Stock options will vest and be exercised as determined by the respective committee and may be exercised during a term not to exceed ten years from the grant date. Accelerated vesting of stock options occurs in the event of death, disability, retirement or involuntary termination, as defined in the 2008 Plan. The respective committee also retains the discretion to accelerate vesting of stock options. Stock options may not be transferred for value. On a participant’s death, stock options may be transferred by will or by the laws of descent and distribution.

The respective committee may determine the permitted methods of payment of the exercise price, which may include cash, the tender of previously acquired shares of Molex stock, “cashless” (broker-assisted) exercise, any combination of these methods, or any other method approved or accepted by the respective committee.

Restricted Stock

Restricted stock may be granted alone or in addition to other awards. The 2008 Plan provides that the respective committee may grant shares of restricted stock and determine the vesting period and number of shares of restricted stock for each award. Restricted stock may not be sold, transferred or otherwise disposed of by participants, and may be forfeited in the event of termination of employment or service, prior to vesting. Upon vesting, the restricted stock is distributed to the participant.

Accelerated vesting of restricted stock occurs in the event of death, disability, retirement or involuntary termination, as defined in the 2008 Plan. The respective committee also retains the discretion to accelerate vesting of restricted stock. Unvested restricted stock will be cancelled immediately upon a termination of employment or service other than for death, disability, retirement or involuntary termination. Restricted stock becomes freely transferable once it has vested and has been distributed to a participant.

Unrestricted Stock

Unrestricted stock may be granted alone or in addition to other awards. The 2008 Plan provides that the respective committee may grant shares of unrestricted stock in such amounts and upon such terms as the respective committee determines, except that the aggregate number of shares of our Class A Common Stock subject to unrestricted stock awards granted in any one calendar year to any one participant may not exceed 3,000.

Performance Shares

Performance shares may be granted alone or in addition to other awards. The amount of the award to be distributed, the performance goal to be achieved during any performance period and the length of the performance period will be determined by the respective committee. Performance shares will be distributed only after the end of the relevant performance period. For awards intended to qualify as performance-based compensation under Code Section 162(m), the performance goals will be objectively measurable and will be based upon one or more of the following performance measures:

net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, return on net assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); EBIT or earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; total stockholder return; customer satisfaction; working capital targets; and economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital). Any performance measure may be used to measure the performance of Molex, a subsidiary or a business unit, in whole or in part, and any performance measure may be compared to the performance of a group of comparator companies or a published or special index. The respective committee may provide that the evaluation of performance may be adjusted for the following: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.

The vesting of performance shares will be based on the attainment of performance goals preestablished by the respective committee. The respective committee also has the authority to provide for accelerated vesting of any performance shares based on the achievement of performance goals pursuant to the specified performance measure in the event of death, disability, retirement or involuntary termination that occurs during the last six months of a performance period. Unvested performance shares will be cancelled immediately upon a termination of employment or service other than for death, disability or retirement. Performance shares may not be transferred until all conditions and restrictions have been satisfied, other than by will or by the laws of descent and distribution.

Adjustment and Change-in-Control Provisions

The number of shares available under the 2008 Plan and the terms and conditions of awards (e.g., the exercise price of stock options, the number and kind of shares subject to outstanding awards, restriction period, performance periods, etc.) shall be adjusted in the event of unusual events such as distributions in connection with a merger or reorganization or stock splits. In the event of a change in control: (i) all stock options will become immediately vested and exercisable, (ii) all restricted stock will become fully vested and be distributed, and (iii) all performance shares will be deemed to have been earned as of the effective date of the change in control, the performance shares will become fully vested, and there will be paid out a pro rata number of shares. In the event of a change in control where we cease to have publicly traded equity securities, after the consummation of the change in control, if no replacement awards are issued in lieu of outstanding awards under the equity plans, then the plans and all outstanding awards granted under the plans will terminate, and we (or the successor corporation) will pay the participants an amount for their outstanding awards determined using the change-in-control price.

A change in control is defined to include:

•	The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-4 promulgated under the Exchange Act) of more than 50% of either the outstanding shares of common stock of Molex or the combined voting power of Molex’s then outstanding voting securities entitled to vote generally;

•	The consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were Molex stockholders immediately prior to such reorganization, merger or consolidation, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

•	A liquidation or dissolution of Molex; or

•	The sale of all or substantially all of Molex’s assets (i.e., greater than 40% of the total gross fair market value of all of the assets of Molex immediately prior to such sale or disposition) within a 12-month period ending on the date of the most recent sale or disposition.

Forfeiture

Awards under the 2008 Plan may be forfeited if: (i) the recipient engages in competitive activities during employment or within one year after termination of employment, (ii) the recipient solicits employees to work for another organization during employment or within two years after termination of employment, or (iii) the recipient’s employment is terminated for cause, as defined in the 2008 Plan. Awards may also be forfeited in certain circumstances if Molex is required to restate its financial statements.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the 2008 Plan generally applicable to us and to participants in the 2008 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options

Nonqualified Stock Options.  A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Class A Common Stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.  A participant generally will not recognize taxable income upon the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our Class A Common Stock already held by the participant to pay the exercise price.

Unrestricted Stock Awards

Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock; Performance Shares

A participant generally will not have taxable income upon the grant of restricted stock or performance shares. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Tax Consequences to Molex

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A

We intend that awards granted under the 2008 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding

We are authorized to deduct or withhold from any award granted or payment due under the 2008 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of our Class A Common Stock or otherwise settle an award under the 2008 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to directors, officers and employees under the 2008 Plan are made at the discretion of the respective committee. Therefore, the benefits and amounts that will be received or allocated to such individuals under the 2008 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Fiscal Year 2011 Grants of Plan-Based Awards” table. Grants made to our non-employee directors are made under our Director Compensation Program under the 2008 Plan, which is described above under “Compensation of Directors.”

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ITEM 5

ITEM 6
APPROVAL OF AN AMENDMENT TO THE 2005 MOLEX EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors on August 5, 2011 adopted, subject to stockholder approval, an amendment to the 2005 Molex Employee Stock Purchase Plan (the “ESPP” or the “plan”) to increase the aggregate number of shares of our Class A Common Stock available for sale under the plan by 500,000 shares and to extend the term of the plan to ten years after stockholder approval of the amendment to the plan. The amendment also changes the name of the ESPP to the Molex Employee Stock Purchase Plan. As originally approved by stockholders on October 28, 2005, the ESPP authorized 500,000 shares of our Class A Common Stock for sale. As of August 31, 2011, an aggregate of 139,127 shares remained available for sale under the ESPP.

The ESPP is an employee benefit program that enables qualified employees of Molex and its designated subsidiaries to purchase shares of our Class A Common Stock through payroll deductions at a discount. The purpose of the ESPP is to provide an incentive for qualified employees of Molex and its designated subsidiaries to acquire or increase a proprietary interest in Molex. The ESPP is intended to qualify for favorable U.S. federal income tax treatment under Section 423(b) of the Internal Revenue Code.

Stockholder approval of the ESPP as proposed to be amended would enable our employees to continue to participate in this purchase program, thereby aligning our employees’ interests with those of our stockholders. As of August 31, 2011, approximately 3,773 employees were eligible to participate in the ESPP.

Summary of the ESPP as Proposed to Be Amended

The following summary of the principal features of the ESPP as it is proposed to be amended is qualified in its entirety by reference to the complete text of the amended and restated plan, which is set forth in Appendix B to this Proxy Statement.

Shares Authorized Under the Plan

Subject to adjustment for changes in our capitalization, the aggregate number of shares of our Class A Common Stock authorized for sale under the ESPP is 1,000,000, including the 500,000 shares for which stockholder approval is being sought.

Administration

A committee appointed by the Board of Directors administers the ESPP. The committee has the authority to establish policies and procedures regarding the implementation of the plan in accordance with its terms and conditions, including the authority, in its sole discretion, to:

•	designate from time to time which of our subsidiaries will participate in the plan;

•	interpret the terms and provisions of the plan (including operation of the plan in jurisdictions outside of the United States);

•	prescribe, amend and rescind rules and regulations relating to the plan, including rules necessary to permit the participation of eligible employees in jurisdictions outside of the United States;

•	correct any defect or rectify any omission in the plan, or reconcile any inconsistency in the plan and any option to purchase shares granted under the plan; and

•	impose such terms, limitations, restrictions and conditions on options granted under the plan as the committee deems appropriate, which may differ from jurisdiction to jurisdiction if deemed necessary and advisable.

Eligibility

Any employee of Molex or any subsidiary of Molex designated by the committee is eligible to participate in the ESPP. Employees who are specifically excluded from participating in the ESPP include the following: executive officers of Molex; employees who are 5% stockholders; employees who have been employed less than one year; and employees who do not customarily work at least five months during the calendar year.

Participation

Eligible employees may elect to participate in the ESPP under the terms and conditions set forth in the plan and provided by the committee.

Employee Contributions

The amount of participant contributions that can be used to purchase shares under the ESPP is limited to no more than 15% of the participant’s base salary, not to exceed $4,000 in any given calendar year.

Offerings

The ESPP is implemented by offering options to eligible employees from time to time, at the discretion of the committee. Unless otherwise specified by the committee, each offering period is the three-month period for each calendar quarter ending March 31, June 30, September 30 and December 31. In no case may any offering period have a duration exceeding 27 months. The purchase date for each offering period is the last day of the offering period. The first offering period under the ESPP as proposed to be amended will be the quarter ending on March 31, 2012.

Purchase Price

The committee sets the purchase price for each offering period. Subject to the Board of Director’s ability to modify the purchase price as described below, the purchase price for a given offering period is determined by multiplying the lower of the closing price of a share of our Class A Common Stock on either the first day or the last day of an offering period by a percentage set by the committee, which may not be less than 85%.

Allocation of Stock

At the end of each offering period, the participant’s contribution will be used to automatically purchase whole shares of our Class A Common Stock that will be credited to a participant’s account by dividing the participant’s contribution for the offering period by the purchase price. Any amount remaining after the purchase of whole shares will be added to the participant’s contribution in the following offering period or refunded to the participant if the participant has withdrawn from the ESPP. No participant may purchase more than 1,000 shares during any one offering period.

Withdrawal and Termination of Employment

A participant may withdraw from participation in the ESPP at any time under the terms and conditions of the plan. All contributions made prior to the time of withdrawal will be used to purchase shares at the end of the offering period. If a participant terminates employment with Molex, contributions to the ESPP not yet used to purchase shares will be refunded to the participant without interest and participation will automatically end.

Holding Period for Stock

Unless changed by the committee or prohibited by applicable local law, all shares acquired by a participant must be held at least six months. After six months, a participant may withdraw all or any portion of his or her shares.

Duration of the Plan

Subject to stockholder approval, the ESPP as proposed to be amended will have an effective date of October 28, 2011. The ESPP will terminate ten years after becoming effective unless earlier terminated by the Board of Directors or when all the shares reserved under the plan have been used to satisfy employee purchases.

Amendment and Termination of the Plan

The Board of Directors, at its discretion, may amend the ESPP at any time, provided that such amendment does not cause rights issued under the ESPP to fail to meet the requirements of Code Section 423(b). In addition, any amendment for which stockholder approval is required under Code Section 423(b) or NASDAQ rules must be submitted to the stockholders for approval. The Board may suspend or terminate the ESPP at any time. The committee retains authority to make minor or administrative modifications to the ESPP.

In the event the Board of Directors determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the plan to reduce or eliminate such accounting consequences, including, but not limited to:

•	altering the purchase price for any offering period, including an offering period underway at the time of the change in purchase price;

•	shortening any offering period to something less than a quarter so that the offering period ends on a new date other than the end of the quarter, including an offering period underway at the time of the Board action; and

•	allocating shares.

Such modifications or amendments will not require stockholder approval or the consent of any participants.

Certain Corporate Transactions

In the event of certain mergers or a sale of all or substantially all of our assets, options to purchase shares under the ESPP will be assumed, or equivalent rights substituted, by the successor corporation. If the successor corporation refuses to assume or substitute for the options, the offering period then in progress will be shortened so that it will terminate and shares will be purchased on the business day immediately preceding the effective date of such event.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the ESPP generally applicable to us and to participants in the ESPP who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Options to purchase shares granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Code Section 423(b). For U.S. federal income tax purposes, Molex is deemed to grant each participant in the ESPP an “option” on the first day of each three-month offering period to purchase as many shares of our Class A Common Stock as that participant will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each three-month offering period, the purchase price is determined and the participant is deemed to have exercised the “option” and purchased the number of shares of our Class A Common Stock the participant’s accumulated payroll deductions will purchase at the purchase price.

Under Code Section 423(b), no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the offering date or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the stock purchased under the ESPP is sold (or otherwise disposed of) more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price and (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income, and any loss recognized will be a capital loss.

We will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized in the United States by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

Plan Benefits

Participation in the ESPP is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits that may be obtained by employees under the plan. Nonemployee directors and executive officers of Molex are not eligible to participate in the ESPP.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ITEM 6

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain equity compensation plans that provide for the issuance of Molex stock to directors, executive officers and other employees. The following table sets forth information regarding outstanding options and shares available for future issuance under these plans as of June 30, 2011.

(c)
Number of Securities
Remaining Available
	(a)		(b)		for Future Issuance
	Number of Shares		Weighted-Average		Under Equity
	to be Issued Upon		Exercise Price		Compensation Plans
	Exercise of Outstanding		of Outstanding		(Excluding Shares
	Options		Options		Reflected in Column (a))
	Common	Class A	Common	Class A	Common	Class A
Plan Category	Stock	Stock	Stock	Stock	Stock	Stock

Equity compensation plans approved by stockholders	-	11,627,100	-	$18.574	-	7,851,377
Equity compensation plans not approved by stockholders	-	-	-	-	-	-

OTHER MATTERS

Stockholder Proposals and Nominations

There are two different procedures by which stockholders may present proper proposals for action at our annual meetings of stockholders. The first procedure is provided by the rules of the SEC and the second by our Bylaws.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, to be eligible for inclusion in the proxy statement for our 2012 annual meeting, your proposal must be received by us no later than May 14, 2012, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, it reserves the right to omit from our proxy statement stockholder proposals that it is not required to include.

Our Bylaws permit stockholders of record to propose business to be considered at an annual meeting without being included in our proxy statement. Such business must be a proper matter for stockholder action, and the stockholder proposing it must comply with the applicable provisions of our Bylaws. Consistent with our Bylaws, the Corporate Governance and Nominating Committee has adopted “Procedures for Stockholders Submitting Nominating Recommendations,” which is on our website, www.molex.com/financial/corporate_governance.html. Stockholders who desire to nominate a candidate for election to the Board must follow these procedures. As to any other business that a stockholder proposes to bring before an annual meeting, other than nominations, the Bylaws provide that a stockholder’s notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder making the proposal.

In order to propose a nomination or some other item of business for the 2012 annual meeting under our Bylaws that is not submitted for inclusion in our proxy statement under Rule 14a-8, you must notify us in writing and such notice must be delivered to the Secretary no earlier than June 29, 2012, and no later than July 30, 2012. If, however, the date of the 2012 annual meeting is more than 30 days before or more than 70 days after the first anniversary of the 2011 annual meeting, then notice must be delivered not earlier than 120 days before the 2012 annual meeting and not later than 90 days before the 2012 annual meeting or the tenth day following the day on which public announcement of the date of the 2012 annual meeting is first made. You may write to our Secretary at 2222 Wellington Court, Lisle, Illinois 60532, to deliver the notices discussed above and to request a copy of the Bylaws regarding the requirements for making stockholder proposals.

Compliance and Ethics

We have adopted a Code of Business Conduct and Ethics for directors, officers and employees, and a Code of Ethics for Senior Financial Management. The full text of these codes can be found on our website at www.molex.com/financial/corporate_governance.html. We intend to post any amendments to or waivers from these codes on our website.

Annual Report on Form 10-K

The 2011 Annual Report on Form 10-K (including exhibits), which we refer to as our “Form 10-K,” is available by accessing the Company’s website at www.molex.com/financial/corporate_governance.html or the SEC’s website at www.sec.gov. Stockholders may request a free copy of our Form 10-K by contacting Investor Relations at (630) 527-4447. We will furnish any exhibit to our Form 10-K if specifically requested to do so.

Householding of Proxy Materials

The SEC allows us to send a single proxy statement and annual report to two or more stockholders who share the same address, subject to certain conditions. This practice is known as householding. If your household receives multiple copies of our proxy statements and annual reports and you wish to receive only one copy, please call your bank or broker or contact Investor Relations by telephone at (630) 527-4447 or by mail at 2222 Wellington Court, Lisle, Illinois 60532. Conversely, if your household receives only one copy of our proxy statements and annual reports and you would prefer to receive separate copies for each account, please call your bank or broker or contact Investor Relations by telephone or mail as described above and ask to have your accounts removed from the householding program.

APPENDIX A

2008 MOLEX STOCK INCENTIVE PLAN
(As Amended and Restated)

PLAN HISTORY
PLAN ACTION	BOARD ADOPTION	STOCKHOLDER APPROVAL	EFFECTIVE DATE

Original	August 1, 2008	October 31, 2008	October 31, 2008
Amendment and	April 29, 2011	N/A	April 30, 2011
Restatement
Amendment and	August 5, 2011	October 28, 2011	October 28, 2011
Restatement

2008 MOLEX STOCK INCENTIVE PLAN
(Restated as of October 28, 2011)

Article 1.  Establishment, Purpose, and Duration

1.1 Establishment. Molex Incorporated, a Delaware corporation, established a stock incentive compensation plan, originally effective as of October 31, 2008, known as the 2008 Molex Stock Incentive Plan. This Plan is hereby amended and restated effective as of October 28, 2011, as set forth in this document.

(a) Combination of Prior Plans. Effective October 31, 2008, this Plan superseded and replaced:

(i) The 1998 Molex Stock Option and Restricted Stock Plan, as amended (the “1998 Plan”);

(ii) The 2000 Molex Long-Term Stock Plan, as amended (the “2000 Plan”); and

(iii) The 2005 Molex Incentive Stock Option Plan, as amended (the “2005 Plan”)

(collectively referred to as the “Prior Plans”) by merging and combining the 1998 Plan, the 2000 Plan and the 2005 Plan into this single plan. Notwithstanding the foregoing, the Prior Plans shall remain in effect until the awards previously granted under such Prior Plans have been exercised, forfeited, are otherwise terminated, or any and all restrictions lapse, as the case may be, in accordance with the terms of such awards.

(b) Merger of 2005 Stock Award Plan. Effective April 30, 2011, this Plan superseded and replaced The 2005 Molex Employee Stock Award Plan (the “2005 Stock Award Plan”) by merging the 2005 Stock Award Plan with and into this Plan.

(c) Types of Awards. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares and Unrestricted Stock.

(d) Effective Date. This Plan became originally effective upon stockholder approval as of October 31, 2008 and shall remain in effect as provided in Section 1.3 hereof. This Plan restatement is effective as of October 28, 2011 (the “Effective Date”) .

1.2 Purpose of this Plan. The purpose of this Plan is to induce designated Employees and Directors to remain in the employ or service of the Company or any of its Subsidiaries, and to encourage such Employees and Directors to secure or increase on reasonable terms their stock ownership in the Company. The Company believes the Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping, carrying out the long-range plans of the Company and securing its continued growth and financial success.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date (i.e., on the day before the tenth (10th) anniversary of the Effective Date). After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than 10 years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below:

(a) “Annual Award Limit” has the meaning set forth in Section 4.4.

(b) “Applicable Laws” means the legal requirements relating to the administration of equity plans or the issuance of share capital by a company, including under the applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules and regulations that may from time to time be applicable to the Company, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations, interpretations and requirements may be in place from time to time.

(c) “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Unrestricted Stock or Performance Shares, in each case subject to the terms of this Plan.

(d) “Award Agreement” means either:

(i) A written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan; or

(ii) A written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof.

The respective Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance and actions by a Participant.

(e) “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company.

(g) “Cause” means, unless otherwise specified in an applicable employment agreement between the Company and a Participant, with respect to any Participant:

(i) Conviction of a felony;

(ii) Actual or attempted theft or embezzlement of the Company’s or any Subsidiary’s assets;

(iii) Use of illegal drugs;

(iv) Material breach of an employment agreement between the Company or a Subsidiary and the Participant;

(v) Commission of an act of moral turpitude that in the judgment of the respective Committee can reasonably be expected to have an adverse effect on the business, reputation, or financial situation of the Company or any Subsidiary and/or the ability of the Participant to perform his or her duties;

(vi) Gross negligence or willful misconduct in performance of the Participant’s duties;

(vii) Breach of fiduciary duty to the Company or any Subsidiary;

(viii) Willful refusal to perform the duties of the Participant’s titled position; or

(ix) Breach of the Company’s Code of Business Conduct and Ethics.

(h) “Change in Control” means, unless otherwise specified in an applicable employment agreement between the Company or a Subsidiary and a Participant:

(i) The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”) or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-4 promulgated under the Exchange Act) of more than fifty percent (50%) of either the outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(i) The consummation by the Company of a reorganization, merger or consolidation of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(ii) A liquidation or dissolution of the Company; or

(iii) The sale of all or substantially all of the Company’s assets (i.e., greater than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such sale or disposition) within a 12-month period ending on the date of the most recent sale or disposition.

(iv) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

(j) “Committee” means:

(i) With respect to Awards to Executive Officers, the Compensation Committee of the Board or a subcommittee thereof, or any other successor committee designated by the Board; and

(ii) With respect to Awards to Non-Executive Officers, the Stock Option Plan Committee, or any other successor committee designated by the Board or Compensation Committee.

(iii) With respect to Awards to Directors, the Corporate Governance and Nominating Committee, or any other successor committee designated by the Board.

(k) “Company” means Molex Incorporated, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

(l) “Compensation Committee” means that committee of the Board of Directors (or any other successor committee designated by the Board) that is designated by the Board to administer this Plan specifically with respect to Awards to Executive Officers. The members of the Compensation Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Compensation Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee.

(m) “Covered Employee” means any key Employee who:

(i) Is or may become a “Covered Employee,” as defined in Code Section 162(m); and

(ii) Is designated as a “Covered Employee,” either as an individual Employee or class of Employees, with respect to an applicable Performance Period by the Compensation Committee by the earlier of:

(A) Ninety (90) days after the beginning of the Performance Period; or

(B) The date on which twenty-five percent (25%) of the applicable Performance Period has elapsed.

(n) “Director” means any individual who is a member of the Board of Directors and who is not an Employee.

(o) “Disability” means, unless otherwise specified in an applicable employment agreement between the Company or a Subsidiary and a Participant:

(i) In the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by the Company or Subsidiary in which the Employee participates; and

(ii) In the case of a Director, the inability of the Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Board, based upon medical evidence and in accordance with Code Section 22(e)(3).

(p) “Discounted Option” means an Option granted prior to the Effective Date whose Option Price is set at less than Fair Market Value on the Grant Date. Discounted Options shall not be granted under the Plan on or after the Effective Date.

(q) “Effective Date” has the meaning set forth in Section 1.1(d).

(r) “Employee” means any individual who:

(i) Performs services for and is designated as an employee of the Company or a Subsidiary on payroll records; or

(ii) For all purposes under the Plan except related to the issuance of Incentive Stock Options, is an employee in Retirement from the Company or a Subsidiary and is providing consulting services to the Company or a Subsidiary pursuant to a retirement agreement or arrangement.

Except as otherwise provided above, an Employee shall not include any individual during any period he or she is classified or treated by the Company or a Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or a Subsidiary during such period.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(t) “Executive Officer” means those Employees who are specifically designated as “Executive Officers” by the Board.

(u) “Fair Market Value” or “FMV” means the closing price of a Share as of any date as reported by the Wall Street Journal. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the respective Committee in accordance with the regulations set forth under Code Section 409A.

(v) “Grant Date” means the date on which the respective Committee approves the grant of an Award by respective Committee action or such later date as specified in advance by the respective Committee.

(w) “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

(x) “Insider” means an individual who is an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or Compensation Committee in accordance with Section 16 of the Exchange Act.

(y) “Involuntary Termination” means the Company’s or a Subsidiary’s termination of a Participant’s employment pursuant to a planned employee reduction plan if:

(i) The Participant has reached age 55 and was employed at least twenty (20) years with the Company or a Subsidiary; or

(ii) The Participant was employed at least twenty (25) years with the Company or a Subsidiary.

(z) “Non-Executive Officer” means Employees who are not designated as Executive Officers by the Board.

(aa) “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

(bb) “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

(cc) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(dd) “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

(ee) “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(ff) “Performance-Based Exception” means the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m).

(gg) “Performance Measures” means measures as described in Article 9 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation, if applicable.

(hh) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award. Unless otherwise provided in the Award Agreement, the Performance Period shall be a twelve (12) month period beginning on each July 1 and ending the immediately following June 30.

(ii) “Performance Share” means an Award under Article 9 and subject to the terms of this Plan, of which the number of Shares which vest is determined as a function of the extent to which corresponding Performance Measures have been achieved.

(jj) “Period of Restriction” means the period when a Restricted Stock Award is subject to a substantial risk of forfeiture, as provided in Article 7.

(kk) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ll) “Plan” means this 2008 Molex Stock Incentive Plan, as amended from time to time.

(mm) “Prior Plans” mean, collectively the 1998 Molex Stock Option and Restricted Stock Plan, as amended, the 2000 Molex Long-Term Stock Plan, as amended, the 2005 Molex Incentive Stock Option Plan, as amended.

(nn) “Restricted Stock” means an Award granted to a Participant pursuant to Article 7.

(oo) “Retirement” means if all of the following conditions are met at the time of termination of employment:

(i) The Participant has attained age 59 1/2; and

(ii) The Participant was employed at least fifteen (15) consecutive years with the Company or a Subsidiary.

(pp) “Share” means a share of the Company’s Class A Common Stock, par value $.05 per share.

(qq) “Stock Option Plan Committee” means that committee of the Board of Directors (or any other successor committee designated by the Board) that is designated by the Board to administer this Plan specifically with respect to Awards to Non-Executive Officers. The members of the Stock Option Plan Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Stock Option Plan Committee does not exist or cannot function for any reason, the Board or Compensation Committee may take any action under the Plan that would otherwise be the responsibility of the Stock Option Plan Committee.

(rr) “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(ss) “Unrestricted Stock” means an Award granted to a Participant pursuant to Article 8.

Article 3.  Administration

3.1 General.

(a) Responsibility. Each respective Committee shall be responsible for administering the Awards granted by it under this Plan, subject to this Article 3 and the other provisions of this Plan.

(b) Composition.

(i) Compensation Committee. The Compensation Committee shall consist of not less than two Directors who are both non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulation Section 1.162-27; provided, however, that if at any time any member of the Compensation Committee is not an outside director, as so defined, the Compensation Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to a Covered Employee, unless the

Compensation Committee determines that such an Award is not intended to qualify for the Performance-Based Exception.

(ii) Stock Option Plan Committee. The Stock Option Plan Committee shall consist of not less than two members of the Board (or any other successor committee designated by the Board).

(c) Actions. A majority of the members of the respective Committee shall constitute a quorum. All determinations of the respective Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of such respective Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All actions taken and all interpretations and determinations made by the respective Committee shall be final and binding upon the Participants, the Company, and all other interested individuals. Notwithstanding the foregoing, members of the Board or the respective Committee who are either eligible for Awards or have been granted Awards may vote on any and all matters, including matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan. However, no such member shall act upon the granting of a specific Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the respective Committee during which action is taken with respect to the granting of an Award to him or her.

3.2 Authority of the Respective Committees. Each respective Committee shall have full and exclusive discretionary power:

(a) To determine the Executive Officers or Non-Executive Officers, as the case may be for the respective Committee, who will receive Awards and become Participants in the Plan;

(b) To determine the time at which Awards shall be granted and the terms and conditions of each Award, including, but not limited to:

(i) Option periods, Period of Restriction or Performance Period;

(ii) Vesting schedule, if any;

(iii) Number of Shares subject to the Award; and

(iv) Any such other terms and provisions of the Award Agreement, which are not required to be identical among Participants;

provided, however, in making any such determinations, the respective Committee may take into account the nature of the services rendered by the respective Executive Officer or Non-Executive Officer his or her present and potential contribution to the Company’s success, and such other factors as the respective Committee in its discretion shall deem relevant; provided, further, with the exception of Section 5.2(b), neither the Compensation Committee nor the Stock Option Plan Committee shall have any power to grant Awards to Directors or to set the terms and conditions thereof;

(c) To interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan;

(d) To correct any defect or supply any omission or reconcile any inconsistency;

(e) To adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the respective Committee may deem necessary or proper and if applicable, to comply with Applicable Law and regulations; and

(f) Subject to Article 16, to adopt modifications and amendments to any Award or Award Agreement, including without limitation:

(i) Accelerating the vesting of any Award;

(ii) Extending the post-termination exercise period of an Award (subject to the limitations of Code Section 409A); and

(iii) Any other modifications or amendments that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and its Subsidiaries operate.

Article 4.  Number of Shares Available for Awards

4.1 Plan Total. Subject to adjustment as provided in Section 4.5 herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) as of the Effective Date shall be thirteen million, seven hundred and ninety thousand and two hundred and thirty nine (13,790,239) and the number of Shares that remained available for grant under the Company’s Prior Plans as of October 1, 2008. The thirteen million, seven hundred and ninety thousand and two hundred and thirty nine (13,790,239) Shares are determined as follows:

(a) Five million (5,000,000) Shares approved upon the October 1, 2008 establishment of the Plan;

(b) One hundred and ninety thousand, two hundred and thirty nine (190,239) Shares upon the merger of the 2005 Stock Award Plan with and into this Plan; and

(c) Eight million and six hundred thousand (8,600,000) upon stockholder approval as of October 28, 2011.

In addition, the number of Shares subject to outstanding Awards as of October 1, 2008 under the Prior Plans that on or after October 1, 2008 cease for any reason to be subject to such Awards (other than by reason of exercise or settlement of the Awards to the extent they are exercised for or settled in vested and nonforfeitable Shares);

4.2 Maximum Number of Shares Reserved for Certain Awards.

(a) ISOs. The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be two hundred and fifty thousand (250,000) Shares.

(b) Unrestricted Stock. The maximum number of Shares of the Share Authorization that may be issued as Unrestricted Stock under this Plan shall be one hundred and ninety thousand, two hundred and thirty nine (190,239) Shares.

(c) Full Value Awards. The maximum number of Shares of the Share Authorization that may be covered by a full-value award under this Plan (Awards other than Options) shall be fifty percent (50%) of the Shares available as of the Effective Date.

4.3 Share Usage. Shares covered by an Award shall be counted as used to the extent they are actually issued, which shall include shares used to satisfy withholding of income taxes and shares tendered to satisfy the Option Price for the exercise of any Awards. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, or are settled in cash in lieu of Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares, Shares available on the open market or treasury shares purchased on the open market or otherwise reacquired.

4.4     Annual Award Limit.

(a)     General. Unless and until the Compensation Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the maximum aggregate number of Shares subject to Awards granted in any one calendar year to any one Participant shall be five hundred thousand (500,000), as adjusted pursuant to this Plan.

(b)     Unrestricted Stock. The maximum aggregate number of Shares subject to Unrestricted Stock Awards granted in any one calendar year to any one Participant shall be three thousand (3,000), as adjusted pursuant to this Plan.

4.5     Adjustments in Authorized Shares.

(a)     Company Transactions.

(i)     General Rule. In the event of any corporate event or transaction such as an amalgamation, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, division, consolidation or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of issued Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction (a “Corporate Transaction”), the respective Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price applicable to outstanding Awards, the annual award limits, and other value determinations applicable to outstanding Awards. Notwithstanding the foregoing, with respect to Corporate Transactions, the Board may also:

(A)     Substitute options or shares of another corporation (after equitable adjustment to the number of shares and exercise price) and in conjunction cancel outstanding Awards; or

(B)     Cancel outstanding Awards and provide payment to the Participants equal to the value of the cancelled Awards.

The Board shall make all determinations under this subparagraph (i), and all such determinations shall be conclusive and binding; provided, however, any adjustment by the Board, as of the date such adjustment is made, may not materially or adversely affect the rights of the holder of an Award without such holder’s consent. Any such adjustments to Shares in accordance with this subparagraph (i) shall be cumulative and the applicable provisions of the Plan affected by such adjustment shall be deemed to be automatically amended accordingly; provided, however, the Board shall take all necessary action so as to actually make all necessary adjustments in the number and kind of securities subject to any outstanding Options, Restricted Stock and/or Performance Shares and the exercise price thereof.

(ii)     Special Circumstances Requiring Adjustment. The respective Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the respective Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(iii)     Issuance or Assumption of Benefits. Subject to the provisions of Article 16 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the respective Committee may authorize the issuance or assumption of benefits under this Plan in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44 or subsequent accounting guidance), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable. The respective Committee shall provide to Participants reasonable written notice (which may include, without limit, notice by electronic means) within a reasonable time of any such determinations it makes.

(iv)     Fractional Shares. No adjustment or substitutions provided for in this Article shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each Award shall be limited accordingly.

Article 5.      Eligibility and Participation

5.1     Eligibility. Individuals eligible to participate in this Plan include any Employee and all Directors.

5.2     Actual Participation.

(a)     Executive Officers. Subject to the provisions of this Plan, the Compensation Committee may, from time to time, select from all Executive Officers for a given calendar year, those Executive Officers to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

(b)     Non-Executive Officers. Subject to the provisions of this Plan, the Stock Option Plan Committee may, from time to time, select from all Non-Executive Officers, those Non-Executive Officers to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

(c)     Directors. Subject to the provisions of this Plan, the Corporate Governance and Nominating Committee may, from time to time, grant Awards to Directors and shall determine, in its sole discretion, the nature of any and all terms of such Awards permissible by law, and the amount of each Award

5.3     Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if such Participant is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship with the Company or any Subsidiary. In such a case, the employment relationship shall be deemed to continue until the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or contract.

5.4     Transfer of Service. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if the Participant’s status as an Employee or Director terminates and the Participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company or any Subsidiary.

Article 6.      Options

6.1     Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the respective Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or any Subsidiary (as permitted under Code Sections 422 and 424).

6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the respective Committee shall determine which are not inconsistent with the terms of this Plan. Unless otherwise provided, all Options granted shall be NQSOs.

6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the respective Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the ISO’s Grant Date.

6.4      Term of Options.

(a)     Vesting.

(i)     General Rule. Options granted under this Section 6 shall vest at such times and be subject to such restrictions and conditions as the respective Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed $100,000. Any ISOs that become exercisable in excess of such amount shall be deemed NQSOs to the extent of such excess. Notwithstanding anything to the contrary, all Options must vest 100% within 10 years from the Grant Date.

(ii)     Default Vesting. If the Award does not specify the time or times at which an Option shall vest, the Option shall vest ratably over four years commencing on the first anniversary of the Grant Date. The percentages vested and exercisable are cumulative with respect to any Option.

(iii)     Acceleration of Vesting.

(A)     Automatic Vesting. Notwithstanding subparagraphs (i) and (ii) immediately above, all Options shall immediately vest and become immediately exercisable upon a Participant’s death, Disability, Retirement, or Involuntary Termination.

(B)     Discretionary Vesting. The respective Committee shall specifically have the power to change the vesting schedule of any previously granted Options to a schedule which is more favorable to the Participant.

(b)     Expiration.

(i)     General Rule. Options granted under this Section 6 shall expire and terminate at such time as the respective Committee shall determine when the respective Committee approves the grant, which need not be the same for each grant or for each Participant, and shall be set forth in the applicable Award Agreement.

(ii)     Default Expiration. If the Award Agreement does not specify the time at which an Option shall expire, then every Option granted to each Participant under this Plan shall terminate and expire at the earliest of:

(A)     One (1) year after one of the events set forth in Section 6.4(a)(iii)(A); or

(B)     Immediately upon termination of employment or service of the Participant for any reason except if his/her employment is terminated by reason of one of the events set forth in Section 6.4(a)(iii)(A).

Notwithstanding the foregoing, no Option shall be exercisable later than the day before the 10th anniversary of the Grant Date. Any Option which has not been exercised by these times shall immediately expire and become null and void.

(c)     Exercise.

(i)     General Rule for All Options Other Than Discounted Options. Options, other than Discounted Options granted to U.S. Employees, granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the respective Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

(ii)     Payment for All Options Other Than Discounted Options. Options, other than Discounted Options granted to U.S. Employees, granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the respective Committee, or by complying with any alternative procedures which may be authorized by the respective Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable, in full, to the Company, under any of the following methods as determined by the respective Committee, in its discretion:

(A)     In cash or its equivalent;

(B)     By tendering (either by actual delivery or attestation) to the Company previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(C)     By a cashless (broker-assisted) exercise (which can be settled in Shares or cash);

(D)     By a combination of (A), (B) and/or (C); or

(E)     Any other method approved or accepted by the respective Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option. Unless otherwise determined by the respective Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(iii)     Special Rule for Discounted Options. Notwithstanding any other provision of this Plan, Discounted Options granted to U.S. Employees under this Article 6 shall be automatically exercised by the Company on behalf of the Participant on the date when all or a portion of such Discounted Option vests, by using Shares underlying the Discounted Option to pay for the Option Price and applicable withholding taxes, and the Participant, following such vesting event, shall receive the net shares with respect to such Discounted Option.

(d)     Option Transferability.

(i)     General Rule. Any Option granted under the Plan is not transferable for value and can be exercised only by the Participant during his/her life subject to subparagraph (ii) immediately below.

(ii)     Death or Disability. In the event of a Participant’s death or Disability while employed by the Company or a Subsidiary, his/her Option, to the extent he/she could have exercised it on the date of his/her death, may be exercised by the personal representative of the estate of the Participant within one year after the date of his/her death in accordance with the terms established by the respective Committee at the time the Option was granted, but not later than the expiration date set forth in Section 6.4(b).

6.5      Restrictions on Share Transferability. The respective Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 7.   Restricted Stock

7.1     Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the respective Committee, at any time and from time to time, may grant Restricted Stock to Participants in such amounts as the respective Committee shall determine.

7.2     Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the respective Committee shall determine.

7.3     Other Restrictions.

(a)     General Rules. The respective Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable including, without limitation:

(i)  A requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock (which price shall not be less than par value of such Share);

(ii) Restrictions based upon the achievement of specific performance goals;

(iii) Time-based restrictions on vesting following the attainment of the performance goals;

(iv) Time-based restrictions;

(v)  Restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded; and/or

(vi) Holding requirements or sale restrictions placed on the Shares upon vesting of such Restricted Stock.

To the extent deemed appropriate by the respective Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(b)     Default Vesting. If the Award does not specify the time or times at which an Award of Restricted Stock shall vest, the Restricted Stock shall vest on ratably over four years commencing on the first anniversary of the Grant Date.

(c)     Acceleration of Vesting.

(i)     Automatic Vesting. Notwithstanding paragraphs (a) and (b) immediately above, all Restricted Stock Awards shall immediately vest upon the Participant’s death, Disability, Retirement, or Involuntary Termination.

(ii)     Discretionary Vesting. The respective Committee shall specifically have the power to change the vesting schedule of any previously granted Restricted Stock to a schedule which is more favorable to the Participant.

(d)     Expiration. Restricted Stock granted under this Section 7 shall expire and terminate immediately upon termination of employment of the Participant with the Company or any Subsidiary for any reason except if his/her employment is terminated by reason of one of the events set forth in Section 7.3(c)(i).

7.4     Share Transferability. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

7.5     Voting Rights. Unless otherwise determined by the respective Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

Article 8.   Unrestricted Stock

8.1     Grant of Unrestricted Stock. Subject to the terms and provisions of this Plan, the respective Committee, at any time and from time to time, may grant Unrestricted Stock to Participants in such amounts and upon such terms as the respective Committee shall determine.

8.2     Unrestricted Stock Award Agreement. Each Unrestricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Unrestricted Stock granted and such other provisions as the respective Committee shall determine.

8.3     Consideration. No monetary consideration shall pass from an Employee to the Company in connection with an Unrestricted Stock Award under this Plan.

8.4     Rights of Ownership. Upon receipt of an Unrestricted Stock Award under this Plan, a Participant shall have all the rights normally associated with stock ownership, including the right to vote, if any, receive dividends and transfer ownership of the Unrestricted Stock.

Article 9.      Performance Shares

9.1     Grant of Performance Shares. Subject to the terms and provisions of this Plan, the respective Committee, at any time and from time to time, may grant Performance Shares to Participants in such amounts and upon such terms as the respective Committee shall determine.

9.2     Performance Shares Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify the number of Shares subject to the Award, the applicable Performance Period, the Performance Measure, and such other terms and provisions as the respective Committee shall determine.

9.3     Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4     Other Restrictions. The respective Committee shall impose such other conditions and/or restrictions on any Performance Shares granted pursuant to this Plan as it may deem advisable including, without limitation: a requirement that time-based restrictions on vesting follow the attainment of the performance goals; restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such shares are listed or traded; or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Performance Shares. There are no default vesting provisions; a Participant must meet the performance goals in order to earn the Performance Shares under Section 9.3.

9.5     Vesting Overrides.

(a)     General Rule. Except as set forth in paragraph (b) immediately below, unvested Performance Shares shall be cancelled immediately upon the Participant’s termination of employment with the Company or a Subsidiary.

(b)     Accelerated Vesting. Notwithstanding any provision in this Plan to the contrary, the respective Committee, in its sole discretion, may fully or partially vest a Participant in his/her Performance Shares if such Participant terminates employment during the last six (6) months of a Performance Period by reason of death, Disability, Retirement, or Involuntary Termination; provided, however, if the respective Committee does fully or partially vest such Participant in his/her Performance Shares in such situation, such determination to fully or partially vest shall not be made until the end of the Performance Period and the lapse of any such restrictions on such Performance Shares shall occur at the same time such restrictions lapse for all other Participants holding Performance Shares relating to the same Performance Period.

9.6     Performance Measures.

(a) General Rule. The performance goals, upon which the payment or vesting of a Performance Share to a Covered Employee that is intended to qualify as Performance-Based Compensation, shall be selected by the respective Committee in its complete and sole discretion but shall be limited to one or more of the following Performance Measures:

(i)  Net earnings or net income (before or after taxes);

(ii) Earnings per share;

(iii) Net sales or revenue growth;

(iv) Net operating profit;

(v)  Return measures (including, but not limited to, return on assets, return on net assets, capital, invested capital, equity, sales, or revenue);

(vi) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(vii) EBIT or earnings before or after taxes, interest, depreciation, and/or amortization;

(viii) Gross or operating margins;

(ix) Productivity ratios;

(x)  Share price (including, but not limited to, growth measures and total stockholder return);

(xi) Expense targets;

(xii) Margins;

(xiii) Operating efficiency;

(xiv) Market share;

(xv) Total stockholder return;

(xvi) Customer satisfaction;

(xvii) Working capital targets; and

(xviii) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure may be used to measure the performance of the Company, a Subsidiary or a business unit, in whole or in part, as the respective Committee may deem appropriate, or any of the above Performance Measures may be compared to the performance of a group of comparator companies, or published or special index that the respective Committee deems appropriate, or the respective Committee may select Performance Measure (x) above as compared to various stock market indices. The respective Committee also has the authority to provide for accelerated vesting of any Performance Share award based on the accelerated achievement of performance goals pursuant to the Performance Measures specified in this Section 9.6.

(b) Evaluation of Performance. The respective Committee may provide that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:

(i)  Asset write-downs;

(ii) Litigation or claim judgments or settlements;

(iii) The effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

(iv) Any reorganization and restructuring programs;

(v)  Extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi) Acquisitions or divestitures; and

(vii) Foreign exchange gains and losses.

To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(c)     Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The respective Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination as necessary to reach an equitable result. For Awards that are not intended to qualify as Performance-Based Compensation, the respective Committee shall retain the discretion to adjust such Awards upward or downward, either on a formula or discretionary basis or any combination.

(d)     Committee Discretion. In the event that applicable tax and/or securities laws change to permit the respective Committee’s discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the respective Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the respective Committee determines that it is advisable to grant Performance Shares that shall not qualify as Performance-Based Compensation, the respective Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in paragraph 9.6 (a).

9.7     Compliance with Code Section 162(m). The Company intends that Performance Shares granted to Covered Employees shall satisfy the requirements of the Performance-Based Exception under Code Section 162(m), unless otherwise determined by the respective Committee when the Performance Shares are granted. Accordingly, the terms of this Plan, including the definition of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). Notwithstanding the foregoing, because the respective Committee cannot determine with certainty whether a given employee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Compensation Committee as likely to be a Covered Employee with respect to a fiscal year. If any provision of the Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception under Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the respective Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with such Performance Shares upon attainment of the applicable performance objectives.

9.8     Transferability. Performance Shares are not transferable until all conditions and restrictions applicable to such Performance Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). In the event of a Participant’s death or Disability while employed with the Company or a Subsidiary, the personal representative of the estate of the Participant may receive the distribution of vested Performance Shares in accordance with Section 9.5(b).

Article 10.     Forfeiture of Awards

10.1    General. Notwithstanding anything else to the contrary contained herein, the respective Committee in granting any Award shall have the full power and authority to determine whether, to what extent and under what circumstances such Award shall be forfeited, cancelled or suspended. Unless an Award Agreement includes provisions expressly superseding the provisions of this Article 10, the provisions of this Article 10 shall apply to all Awards. Any such forfeiture shall be effected by the Company in such manner and to such degree as the respective Committee, in its sole discretion, determines, and will in all events (including as to the provisions of this Article 10) be subject to the Applicable Laws. In order to effect a forfeiture under this Article 10, the respective Committee may require that the Participant sell Shares received upon exercise or settlement of an Award to the Company or to such other person as the Company may designate at such price and on such other terms and conditions as the respective Committee in its sole discretion may require.

10.2    Forfeiture Events. Unless otherwise specified by the respective Committee, in addition to any vesting or other forfeiture conditions that may apply to an Award and Shares issued pursuant to an Award, each Award granted under the Plan will be subject to the following forfeiture conditions:

(a)     Restrictive Covenants. In consideration of Company granting Awards under this Plan, Participants must agree in their Award Agreements that:

(i)     Non-compete. During employment with Company and for one year after separation from service thereof, Participant will not, directly or indirectly, as a principal,

officer, director, employee or in any other capacity whatsoever, without prior written consent of the Company, engage in any activity with, or provide services to, any person or entity engaged in, or about to engage in, any business activity that is competitive with the business then engaged in by the Company, in any geographic area in which the Company’s business is then conducted. Participant may make or hold any investment in securities of a competitive business traded on a national securities exchange or traded in the over-the-counter market, provided the investment does not exceed 5% of the issued and outstanding stock of the competitive business. The term “competitor business” means a person or entity who or which is engaged in a material line of business conducted by the Company in any geographic area in which the Company’s business is conducted (for purposes of this Plan, “a material line of business conducted by the Company” means an activity generating gross revenues to the Company of more than US$15 million in the immediately preceding fiscal year of the Company);

(ii)     Non-Solicitation. During employment with the Company and for two years after separation from service, Participant will not, directly or indirectly:

(A)     Hire, solicit or make an offer to any Employee of the Company to be employed or perform services outside of the Company;

(B)     Solicit for competitive business purposes (as defined in subparagraph (i) immediately above) any customer of the Company; or

(C)     Solicit, induce or attempt to induce any customer of the Company to cease doing business in whole or in part with or through the Company.

(iii)     Forfeiture Upon Violation of Restrictive Covenants. If Participant breaches any provision of subparagraphs (i) or (ii) immediately above as determined by the Company, Participant shall forfeit, upon written notice to such effect from the Company:

(A)     All right, title and interest to any Award (whether vested or unvested);

(B)     Any Share issued upon vesting and/or exercise of any Award then owned by Participant; and

(C)     Any and all profits realized by Participant pursuant to any sales or transfer of any Shares underlying the Awards within the 24 month period prior to the date of such breach.

The term “profit” is defined as either:

(I) The difference between the Option Price and the Fair Market Value of the Share on the exercise date, with respect to Options; or

(II) The Fair Market Value of the Share on the vesting date, with respect to Restricted Stock or Performance Shares.

Additionally, the Company shall have the right to issue a stock transfer order and other appropriate instructions to its transfer agent with respect to the Shares underlying the Award, and the Company further shall be entitled to reimbursement from the Participant of any fees and expenses (including attorneys’ fees) incurred by or on behalf of the Company in enforcing its rights hereunder.

(b)     Termination for Cause. All outstanding Awards and Shares issued pursuant to an Award held by a Participant will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any forfeiture restrictions in favor of the Company or its designee have previously lapsed) if the Participant’s employment or service is terminated by the Company for Cause; provided, however, that if a Participant has sold Shares issued upon exercise or settlement of an Award within 24 months prior to the date on which the Participant would otherwise have been required to forfeit such Shares under this paragraph (b) as a result of termination of the Participant’s employment or service for Cause, then the Company will be entitled to recover any and all profits (as defined above in paragraph (a)) realized by the Participant in connection with such sale; and provided further, that in the event the respective Committee determines that it is necessary to establish whether grounds exist for termination for Cause, the Award will be suspended during any period required to conduct such determination, meaning that the vesting, exercisability and/or lapse of restrictions otherwise applicable to the Award will be tolled and if grounds for such termination are determined to exist, the forfeiture specified by this paragraph (b) will apply as of the date of suspension, and if no such grounds are determined to exist, the Award will be reinstated on its original terms.

(c)     Accounting Restatement. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 24 month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

Article 11.  Director Awards

The Board shall determine all Awards to Directors in accordance with Section 5.2(c). The terms and conditions of any grant to any such Director shall be set forth in an Award Agreement and shall be otherwise subject to the Plan.

Article 12.  Dividend Equivalents

Any Participant may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the respective Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the respective Committee.

Notwithstanding the foregoing, if the grant of an Award to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Compensation Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Award, such that the dividends and/or the Award maintain eligibility for the Performance-Based Exception. With respect to Restricted Stock, in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

Notwithstanding the foregoing, dividend equivalents on Performance Shares shall only be credited if and when the Performance Measures for such awards have been met following the end of a Performance Period.

Article 13.  Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his/her death or Disability before he/she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s employment. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death or Disability shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative, as determined by the respective Committee, in its sole discretion.

Article 14.  Rights of Participants

14.1     Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary, to terminate any Participant’s employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his/her employment for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or a Subsidiary and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board or the respective Committee without giving rise to any liability on the part of the Company and its Subsidiaries.

14.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan. In addition, the receipt of any Award shall not create a right to receive a future Award.

14.3     Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the registered holder of such Shares.

Article 15.  Change in Control

15.1     Change in Control of the Company. Upon the occurrence of a Change in Control while the Participant is employed or in service with the Company and/or any Subsidiary, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the respective Committee shall determine otherwise in the Award Agreement:

(a)     Options. Any and all Options shall become immediately vested and exercisable.

(b)     Restricted Stock. Any Period of Restriction for Restricted Stock shall end, and such Restricted Stock shall become fully vested.

(c)     Performance Shares. The target payout opportunities attainable under all outstanding Awards which are subject to achievement of any of the Performance Measures specified in Article 9 or any other performance conditions or restrictions that the respective Committee has made the Award contingent upon, shall be deemed to have been earned as of the effective date of the Change in Control, and the vesting of all such Performance Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of fully paid Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The respective Committee has the authority to pay all or any portion of the value of the Shares in cash.

(d)     Adjustments. Subject to Article 16, the respective Committee shall have the authority to make any modifications to the Awards deemed appropriate before the effective date of the Change in Control.

15.2     Treatment of Awards. In the event of a Change in Control where the Company ceases to have publicly traded equity securities, after the consummation of the Change in Control, if no replacement awards are issued in lieu of outstanding Awards under the Plan, then the Plan and all outstanding Awards granted hereunder shall terminate, and the Company (or successor) shall pay Participants an amount for their outstanding Awards determined using the Change-in-Control price. Participants with outstanding Options shall be given an opportunity to exercise all their Options in connection with the consummation of the Change in Control and receive payment for any acquired Shares using the Change-in-Control price.

Article 16.      Amendment, Modification, Suspension, and Termination

16.1     Amendment, Modification, Suspension, and Termination. Subject to Section 16.3:

(a)     The Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan; provided, that no amendment shall be made without stockholder approval that results in:

(i)     any material increase in the number of shares to be issued under the plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction);

(ii)     any material increase in benefits to participants, any reduction of the price at which shares or options to purchase shares may be offered, or any extension of the duration of a plan;

(iii)     any material expansion of the class of participants eligible to participate in the plan; and

(iv)     any expansion in the types of options or awards provided under the plan.

(b)     The Board, Compensation Committee or Stock Option Plan Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part;

provided ,further, that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

16.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The respective Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the respective Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the respective Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

16.3     Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 16.4), no termination, amendment, suspension, or modification of this Plan or an Award shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

16.4     Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or Compensation Committee may amend the Plan or an Award, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 16.4 to any Award granted under the Plan without further consideration or action.

Article 17.  Withholding

17.1     General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2     Stock Settled Awards. With respect to stock settled awards other than Unrestricted Stock Awards, each Participant shall make such arrangements as the respective Committee may require, within a reasonable time prior to the date on which any portion of an Award settled in Shares is scheduled to vest, for the payment of all withholding tax obligations through either:

(a)     Giving instructions to a broker for the sale on the open market of a sufficient number of Shares to pay the withholding tax in a manner that satisfies all Applicable Laws;

(b)     Depositing with the Company an amount of funds equal to the estimated withholding tax liability; or

(c)     Such other method as the respective Committee in its discretion may approve, including a combination of paragraphs (a) and (b) immediately above.

If a Participant fails to make such arrangements, or if by reason of any action or inaction of the Participant the Company fails to receive a sufficient amount to satisfy the withholding tax obligation, then, anything else contained in this Plan or any Award to the contrary notwithstanding, the Shares that would otherwise have vested on such date shall be subject to forfeiture, as determined by the respective Committee, regardless of the Participant’s status as an Employee or Director; provided, that the respective Committee, in its sole discretion, may permit a Participant to cure any failure to provide funds to meeting the withholding tax obligation (including any penalties or interest thereon), if the respective Committee determines that the failure was due to factors beyond the Participant’s control.

17.3     Unrestricted Stock Awards. To the extent a Participant has not arranged for the payment of all withholding requirements with respect to an Unrestricted Stock Award in a manner acceptable to the Company prior to the grant of such an Award, the Company may, in its discretion, satisfy that tax obligation by withholding from such Award a number of shares having a value equal to the minimum federal, state and local taxes.

Article 18.  Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, amalgamation, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19.  General Provisions

19.1     Right of Offset. The Company or a Subsidiary, to the extent permitted by Applicable Law, may deduct from and set off against any amounts the Company or a Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or a Subsidiary although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 19.1.

19.2     Legend. Share certificates may include any legend which the respective Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.3     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4     Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.5     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or stock exchange as may be required.

19.6     Securities Law Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the respective Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the respective Committee.

19.7     Delivery of Title. The Company shall have no obligation to deliver evidence of title for Shares issued under this Plan prior to:

(a)     Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)     Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.8     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.9     Investment Representations. The respective Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.10     Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Employees or Directors, the respective Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by this Plan;

(b) Determine which Employees or Directors outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 19.10 by the respective Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the respective Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.

19.11    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws.

19.12    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company and/or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or any Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

19.13    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The respective Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.14    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.15    Code Section 409A Application. The Company shall have no liability for any tax imposed on a Participant by Code Section 409A, and if any tax is imposed on the Participant, the Participant shall have no recourse against the Company for payment of any such tax.

19.16    Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or respective Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.17    No Constraint on Corporate Action. Nothing in this Plan shall be construed to:

(a)     Limit, impair, or otherwise affect the Company’s or any Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to amalgamate, merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or

(b)     Limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

19.18    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Illinois, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Illinois, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

19.19    Indemnification. Subject to requirements of Illinois law, each individual who is or shall have been a member of the Board, or a respective Committee appointed by the Board, or an officer of the Company shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s charter documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

APPENDIX B

MOLEX EMPLOYEE STOCK PURCHASE PLAN

PLAN HISTORY
	BOARD OF DIRECTORS	STOCKHOLDER
PLAN ACTION	ADOPTION	ADOPTION

Original	July 29, 2005	October 28, 2005
Amended and Restated	March 31, 2006	N/A
Amended and Restated	December 20, 2006	N/A
Amended and Restated	August 5, 2011	October 28, 2011

MOLEX EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated on October 28, 2011)

ARTICLE 1.  PURPOSE

Molex Incorporated (the “Corporation”) established the 2005 Molex Employee Stock Purchase Plan (the “Plan”) effective July 29, 2005 and has since amended and restated the Plan. The Plan is hereby further amended and restated effective as of October 28, 2011 and is renamed the “Molex Employee Stock Purchase Plan.” The Plan provides an incentive for present and future employees of the Corporation and its Participating Employers to acquire a proprietary interest (or increase an existing proprietary interest) in the Corporation through the purchase of shares of the Corporation’s common stock at a discount. The Corporation intends that the Plan qualify as an “employee stock purchase plan” under Code §423, and that the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of Code §423.

ARTICLE 2.  DEFINITIONS

Under the Plan, except where the context otherwise indicates, the following definitions shall apply.

2.1  “Administrator” means the person, persons or committee designated by the Board as responsible for the administration of the Plan as provided in Article 3.

2.2  “Board” means the Board of Directors of the Corporation.

2.3  “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.4  “Committee” means the Compensation Committee or such Administrator as may be appointed by the Board.

2.5  “Corporation” means Molex Incorporated, a Delaware corporation, or any business which, with the consent of the Board, succeeds to its business by merger, reorganization, consolidation or otherwise and adopts this Plan as its own.

2.6  “Compensation” means:

(a) With respect to each Participant working for an Employer located in the U.S., such Participant’s total base wages and or salary actually paid to the Participant by such Employer during the Offering Period, plus the amount of any tax-deferred or tax-exempt contributions made by the Employer on behalf of the Participant pursuant to a Code §401(k) qualified “cash or deferred” arrangement, a Code §125 “cafeteria plan,” or a Code §132(f)(4) qualified transportation fringe benefit arrangement maintained by the Employer. The term “ompensation” for purposes of this subsection (a) shall exclude all other forms of remuneration, including but not limited to, overtime payments, bonus payments, commissions, and other monetary remuneration, if any, which is paid by the Employer to the Participant during a plan year plus any other accrued unpaid earnings, nonqualified deferred compensation and other payments as determined by the Committee.

(b) With respect to each Participant working for an Employer located in a country other than the U.S., such Participant’s forms of remuneration (whether to be included or excluded) as deemed necessary and appropriate by such Employer in accordance with the policies and procedures of the Employer.

2.7  “Effective Date” means October 28, 2011.

2.8  “Eligible Employee” means any individual who is an employee of an Employer for tax withholding purposes. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other authorized leaves of absence. The following employees of an Employer shall not be Eligible Employees for Plan purposes:

(a) Employees who have been employed by an Employer for less than one year;

(b) Employees who own, or in accordance with Code §424(d) are considered to own, stock of the Corporation or of any Subsidiary possessing 5% or more of the total combined voting power or value of all classes of the stock of the Corporation or of any Subsidiary; and

(c) Employees who are highly compensated employees (within the meaning of Code §414(q)) and subject to the requirements of §16 of the Securities Exchange Act of 1934.

2.9   “Employer” means the Corporation and each Participating Employer.

2.10  “Exercise Date” means the last business day of an Offering Period.

2.11  “Fair Market Value” means, on any given date, the closing price of the Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the bid and asked prices of the Shares as reported on the NASDAQ, or if the Shares are not so reported, the fair market value of the Shares as determined by the Committee in good faith. If there are no sales reports or bid or ask quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports shall be used.

2.12  “Offering Date” means the first business day of an Offering Period, unless otherwise determined by the Committee.

2.13  “Offering Period” means a period established by the Committee or the Board pursuant to Section 17.3 during which an option to purchase Shares is granted pursuant to the Plan. Each Offering Period shall begin on the Offering Date of such Offering Period and shall end on the Exercise Date of such Offering Period. Unless changed by the Committee or the Board pursuant to Section 17.3, the Offering Periods shall be:

 January 1 through March 31
 April 1 through June 30
 July 1 through September 30
 October 1 through December 31

The initial Offering Period for the Plan is January 1, 2012 through March 31, 2012.

2.14  “Participant” means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Corporation as provided in Article 5. For purposes of Section 9.1 only, the term “Participant” shall include an Eligible Employee who participated in the Plan and whose employment with the Corporation and all Subsidiaries has terminated.

2.15  “Participating Employer” means any Subsidiary designated by the Committee, in its sole discretion, for participation in the Plan.

2.16  “Plan” means the Molex Employee Stock Purchase Plan (previously named the 2005 Molex Employee Stock Purchase Plan), as set forth herein, and as may be amended and restated from time to time.

2.17  “Purchase Price” means the per Share purchase price established by the Committee, in its sole discretion, under an option to purchase Shares for a given Offering Period, which price shall not be less than 85% of the Fair Market Value of a Share on the Offering Date for such Offering Period or 85% of the Fair Market Value of a Share on the Exercise Date for such Offering Period, whichever is lower. The Purchase Price established by the Committee shall apply to each Offering Period until subsequently changed by the Committee.

2.18  “Share” means a share, $.05 par value, of Class A common stock of the Corporation. Shares subject to the Plan may be authorized, but unissued Shares, Shares held in treasury or Shares acquired by the Corporation.

2.19  “Subsidiary” means any corporation (other than the Corporation) that owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a “subsidiary corporation” within the meaning of Code §424(f) or any successor thereto.

ARTICLE 3.  ADMINISTRATION

3.1     Committee as Administrator.  The Committee shall be the Administrator, unless and until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution of current members, fill vacancies, and remove all members of the Committee and, thereafter, directly administer the Plan or authorize another person, persons or committee to administer the Plan. Notwithstanding any other provision in the Plan, the Board may, at any time or from time to time, administer the Plan, and in such case, reference herein to the Committee shall mean the Board.

3.2     Committee Actions.  The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any act or determination by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Members of the Board or Committee who are eligible to participate in the Plan may vote on any and all matters, including matters affecting Plan administration or option grants pursuant to the Plan.

3.3     Powers of the Committee.  The Committee shall have all the powers vested in it by the terms of the Plan. In addition, the Committee shall have the power and authority to take all other actions necessary to carry out the purpose and intent of the Plan and make all other determinations necessary or advisable for Plan administration, including, but not limited to, the authority, in its sole discretion, to:

(a) interpret the terms and provisions of the Plan (including operation of the Plan in jurisdictions outside of the U.S.);

(b) prescribe, amend and rescind rules and regulations relating to the Plan, including rules necessary to permit the participation of Eligible Employees in foreign jurisdictions (e.g., rules for the conversion of currency and compliance with applicable securities laws);

(c) correct any defect or rectify any omission in the Plan, or to reconcile any inconsistency in the Plan and any option to purchase Shares granted under the Plan;

(d) impose such terms, limitations, restrictions and conditions on options granted under the Plan, as the Committee shall deem appropriate, which may differ from jurisdiction to jurisdiction if deemed necessary and advisable;

(e) permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation’s processing of properly completed withholding elections; and

(f) delegate to one or more person or committees such administrative duties as it deems appropriate under the circumstances. Any person or committee to which the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Administrator for such function.

The Committee may, in its discretion, request advice or assistance, or employ such other persons as it deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan.

3.4     Effect of Committee’s Decision.  The Committee’s actions and determinations with respect to any matter relating to the Plan pursuant to the powers vested in it hereunder shall be in its sole and absolute discretion and shall be final, conclusive and binding on all persons, including the Corporation, its stockholders, Participants and any other employee of the Corporation, and their successors in interest. If necessary, the Committee shall be afforded the maximum deference permitted by local law in a given jurisdiction outside the U.S. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances (unless local law for a given jurisdiction dictates otherwise).

3.5     Limited Liability.  To the maximum extent permitted by law and the Corporation’s charter, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option grant under the Plan.

3.6     Indemnification.  To the maximum extent permitted by law and the Corporation’s charter, the members, including former members of the Board and Committee shall be indemnified by the Corporation with respect to all their activities under the Plan.

ARTICLE 4.  ELIGIBILITY TO PARTICIPATE IN THE PLAN

Subject to limitations imposed by Code §423(b) and any policies and procedures deemed necessary by the Committee for a particular jurisdiction, each person who is an Eligible Employee as of an Offering Date shall be eligible to participate in the Plan for the Offering Period beginning on that Offering Date. All Eligible Employees shall have the same rights and privileges within the meaning of Code §423(b)(5).

ARTICLE 5.  ELECTION TO PARTICIPATE IN THE PLAN

5.1     Enrollment.  Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form required by the Corporation and filing such enrollment agreement no later than 15 days before the applicable Offering Date, unless the Committee establishes another deadline for filing the enrollment agreement with respect to a given Offering Period.

5.2     Rolling Elections.  Unless a Participant withdraws from participation in the Plan as provided in Article 10 or authorizes a different payroll deduction by timely filing a new enrollment agreement with the Corporation no later than 15 days before the Offering Date of a succeeding Offering Period, a Participant who is participating in an Offering Period as of the Exercise Date of such Offering Period shall be deemed to have (i) elected to participate in the immediately succeeding Offering Period, and (ii) authorized the same payroll deduction percentage for such immediately succeeding Offering Period as was in effect for such Participant immediately before such succeeding Offering Period.

5.3     Participants Bear the Risk.  Each Participant and beneficiary, if applicable, shall bear all risks in connection with any decrease in the value of the Shares, including, but not limited to, decreases in Share value and losses incurred as a result of change in the currency exchange rates, and neither the Employer nor any officer or director thereof, shall be liable or responsible therefore.

ARTICLE 6.  CONTRIBUTIONS

6.1     Payroll Deductions.  All Participant contributions to the Plan shall be made only by payroll deductions. A Participant’s payroll deductions shall not exceed $4,000 in any calendar year. Payroll deductions for an Offering Period shall begin on the first pay date following the Offering Date and shall end on the last pay date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided below in Article 10.

(a) Contributions by U.S. Participants.  Participants working for an Employer located in the U.S. shall participate in the Plan by authorizing payroll deductions to be made, on an after-tax basis (based on eligible pre-tax Compensation), during the Offering Period either as a fixed amount or in an amount from 1% to 15% (in whole percentages), as determined by the Committee in its sole discretion, of the Compensation that the Participant receives on each payroll date during such Offering Period, and in each subsequent Offering Period in which the election remains effective as described in Section 5.2.

(b) Contributions by Non-U.S. Participants.  Participants working for an Employer not located in the U.S. shall participate in the Plan by authorizing payroll deductions to be made, on an after-tax basis (based on eligible pre-tax Compensation), during the Offering Period either as a fixed amount or in an amount from 1% to 15% (in whole percentages), as determined by the Committee in its sole discretion, of the Compensation that the Participant receives on each payroll date during such Offering Period, and in each subsequent Offering Period in which the election remains effective as described in Section 5.2.

(c) Lump Sum Contributions.  Notwithstanding subsections (a) and (b) immediately above, the Committee may, in its discretion with respect to any Offering Period, permit all Participants who have not withdrawn from participation in accordance with Article 10 to make one lump sum contribution by check no later than ten (10) days prior to the last day of an Offering Period; provided, however, that a Participant’s total contributions for such Offering Period shall not exceed 15% of Compensation, nor shall a Participant’s total contributions exceed $4,000 in any calendar year.

6.2     Use of Contributions.  All payroll deductions made for a Participant shall be deposited in the Corporation’s general corporate account and shall be credited to a bookkeeping account for the Participant under the Plan. No interest shall accrue on or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional contributions into such account. The Corporation may use all payroll deductions received or held by the Corporation under the Plan for any corporate purpose, and the Corporation shall not be obligated to segregate such payroll deductions.

6.3     Changes to Contributions.  Except as provided in Article 10, a Participant may not change his or her contribution election during an Offering Period. A Participant may change his or her contribution election with respect to a succeeding Offering Period by timely filing a new enrollment agreement before such Offering Period.

ARTICLE 7.  GRANT OF OPTIONS

7.1     Subject to the limitations in Article 13 and Section 7.2 below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be given an option to purchase on the Exercise Date of such Offering Period up to a number of Shares determined by dividing such Participant’s payroll deductions accumulated during the Offering Period by the Purchase Price established for such Offering Period. The purchase of fractional Shares is permitted. No Participant shall be permitted to purchase more than 1,000 Shares during any one Offering Period.

7.2     Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code §424(d)) would own capital stock of the Corporation, and/or hold outstanding options to purchase such stock, possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Corporation or of any Subsidiary, or (ii) which permits such Eligible Employee’s rights to purchase stock under all Code §423 employee stock purchase plans of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

ARTICLE 8.  EXERCISE OF OPTION

The Participant’s option for the purchase of shares for an Offering Period shall be exercised automatically on the Exercise Date of such Offering Period, and the maximum number of Shares subject to the option shall be purchased for such Participant at the Purchase Price established for that Offering Period, as provided above in Article 7. The purchase of fractional Shares is permitted. Shares purchased for a Participant shall be allocated to an account for the Participant as soon as administratively feasible following an Offering Period and the application of any limits (imposed by the Code or the Plan) on the purchase of Shares set forth in the Code and/or the Plan.

ARTICLE 9.  HOLDING PERIOD AND DELIVERY OF SHARES

9.1     Holding Period.  Unless changed by the Committee or otherwise prohibited by applicable local law, a Participant may not sell, transfer or otherwise dispose of any Shares purchased under the Plan until the sixth month anniversary of the Exercise Date as of which such purchase occurred, other than by the laws of descent and distribution. Any sale after the expiration of such mandatory holding period and before the date on which the applicable holding period to avoid a disqualifying disposition (within the meaning of Treasury Regulation §1.421-5) expires may be made only through the brokerage firm or other financial institution employed by the Committee to assist in the administration of the Plan.

9.2     Securities Registration of Shares.  Notwithstanding anything in the Plan to the contrary, the grant and exercise of options to purchase Shares under the Plan, and the Corporation’s obligation to sell and deliver Shares upon the exercise of options to purchase Shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Corporation, be required, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Corporation may restrict the transfer of such Shares and may legend the Share certificates representing such Shares in such manner as it deems advisable to ensure the availability of such exemption. The Committee may require the Participant to provide appropriate written investment or other representations, in order to comply with applicable securities laws or in furtherance of the preceding provisions of this Section.

ARTICLE 10.  TERMINATION OF PARTICIPATION

10.1     Withdrawal from Participation.  Any Participant may withdraw from participation under the Plan by providing notice of withdrawal to the Corporation no later than the 15th day of the last month of the current Offering Period. Upon receipt of a Participant’s notice of withdrawal, payroll deductions shall cease, and all of the Participant’s payroll deductions previously credited to the Participant’s bookkeeping account shall be applied in accordance with Article 8. A Participant shall not be permitted to withdraw payroll deductions previously credited to his bookkeeping account.

10.2     Resumption of Participation.  Payroll deductions shall not resume on behalf of a Participant who has withdrawn from the Plan, unless the Participant timely files a new enrollment agreement with the Corporation during the enrollment period preceding the commencement of a new Offering Period as described in Section 5.1. A Participant’s withdrawal from an Offering Period shall not have any effect upon the Participant’s eligibility to participate in (i) any similar plan that may hereafter be adopted by the Corporation, or (ii) an Offering Period beginning after the Offering Period immediately following the Offering Period from which the Participant withdraws except to the extent provided in Section 10.1.

10.3     Ineligibility; Termination of Employment.  If a Participant ceases to be an Eligible Employee during an Offering Period, or the Participant’s employment with the Corporation and all

Subsidiaries terminates before the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant’s account for such Offering Period shall be returned to the Participant or, in the case of death, to the Participant’s beneficiary, and the Participant’s options to purchase Shares under the Plan shall automatically terminate.

ARTICLE 11.  DESIGNATION OF BENEFICIARY

11.1     Designation.  A Participant may designate a beneficiary to receive any benefits which may be or become payable to the Participant upon his death, by notifying the Committee in writing, at any time before Participant’s death, in such manner and on such form as the Committee deems acceptable for that purpose. A Participant may revoke any beneficiary designation or designate a new beneficiary at any time without the consent of a beneficiary or any other person. Notwithstanding anything herein to the contrary, in the event the laws of general application of a foreign jurisdiction would override any beneficiary designation, then a Participant’s beneficiary designation shall automatically be the persons or entities that are entitled to receive payment for the Participant’s account upon the Participant’s death in accordance with the laws of that jurisdiction.

11.2     Absence of Designation.  Subject to Section 11.1, if a Participant dies without having made an effective designation of beneficiary under the Plan, or if the designated beneficiary has failed to survive the Participant, the Corporation shall deliver any Shares and/or cash which may become payable from the Participant’s bookkeeping account under the Plan to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such Shares and/or cash to (i) the Participant’s surviving spouse, if any, or (ii) if none, to any one or more dependents or relatives of the Participant known to the Corporation, if any, or (iii) if none, then to such other person as the Corporation may designate. The Corporation may require such evidence of survivorship or kinship as it deems appropriate as a condition for making a distribution hereunder.

ARTICLE 12.  TRANSFERABILITY

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Article 11) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation, in its discretion, may treat such act as an election to withdraw from participation in accordance with Article 10 hereof. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by the Participant.

ARTICLE 13.  SHARES SUBJECT TO THE PLAN

Subject to adjustments as provided in Article 16, the maximum number of Shares that shall be made available for sale under the Plan shall be ONE MILLION (1,000,000) Shares. The ONE MILLION (1,000,000) Shares are determined as follows: (i) five hundred thousand (500,000) Shares approved by stockholders on October 28, 2005 and (ii) five hundred thousand (500,000) Shares approved by stockholders on October 28, 2011. If and to the extent that any option to purchase Shares shall not be exercised for any reason, or if such right to purchase Shares shall expire or terminate as provided herein, the Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan, unless the Plan shall have been terminated. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

ARTICLE 14.  SHAREHOLDER RIGHTS

Participants shall have no interest or voting right in, or rights to receive dividends in respect of, Shares covered by an option until such option has been exercised and Shares certificates have been issued in the name of the Participant. Share certificates need not be delivered to the Participant in order for the Participant to have any such stockholder rights.

ARTICLE 15.  ACCOUNTS AND REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Following each Exercise Date and allocation of Shares to Participants’ accounts, statements of account shall be given to Participants who have purchased Shares, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

ARTICLE 16.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

16.1     Changes in Capitalization.  In the event of a reclassification, recapitalization, stock split, stock dividend, combination of Shares, or other similar or extraordinary event, the maximum number and/or kind of shares reserved for issuance under the Plan, the number and/or kind of Shares each Participant may purchase per Offering Period (pursuant to Article 7) and the per share purchase price of Shares which may be issued to any Participant upon the exercise of options granted under the Plan shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of issued Shares, and in any other matters which relate to the options and which are affected by such changes in the Corporation’s common stock.

16.2     Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Corporation, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) to occur before the date of the proposed action, and shall terminate immediately before the consummation of such proposed action, unless provided otherwise by the Committee. In such circumstance, the Committee shall notify each Participant in writing, at least ten days before the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless the Participant has withdrawn from the Offering Period before the date of notification.

16.3     Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, the Plan and each outstanding option may be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), which shall be the day before the date of the Corporation’s proposed sale or merger. In such event, the Committee shall notify each Participant in writing, at least ten days before the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless the Participant has withdrawn from the Offering Period before such date as provided in Article 10.

16.4     In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Article 16, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional Shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Article 16.

ARTICLE 17.  AMENDMENT

17.1     The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Code §423 or any successor thereto, including, without limitation, stockholder approval, if required. Except as provided in Article 18, no amendment shall adversely affects the rights of any Participant with respect to any previous or outstanding right to purchase Shares as of the later of the date such amendment is adopted or effective.

17.2     In addition to the powers granted to the Committee in the Plan, the Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation, laws of foreign jurisdictions governing the participation of Eligible Employees, or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding option in any manner to the extent that the Committee would have had the authority to grant such option as so amended or modified.

17.3     In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

ARTICLE 18.  TERMINATION

18.1     The Plan and all rights of Eligible Employees and Participants hereunder shall terminate:

(a) on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase under the Plan; or

(b) at any time, at the discretion of the Board.

18.2     In the event that the Plan terminates under circumstances described in Section 18.1(a), any Shares remaining as of the termination date shall be sold to Participants on a pro rata basis. Except as provided in Article 17, no such termination shall affect rights to purchase Shares previously granted; provided, however, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that termination of the Offering Period or the Plan is in the best interests of the Corporation and its stockholders.

ARTICLE 19.  NOTICES

All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

ARTICLE 20.  SHAREHOLDER APPROVAL

The Plan is subject to approval by stockholders of the Corporation within 12 months before or after the date the Board adopts the Plan. For purposes of the preceding sentence, the Plan is adopted as of the date on which the Board approves the Plan. If such stockholder approval is not obtained at the first stockholders meeting at which the Plan is on the agenda, but in any event within 12 months after the Board’s adoption of the Plan, the Plan shall be canceled and any pending options shall be null and void.

ARTICLE 21.  TAX WITHHOLDING

The Corporation may make such provisions, as it deems appropriate, for withholding by the Corporation pursuant to all applicable tax laws of such amounts as the Corporation determines it is required to withhold in connection with the purchase or sale by a Participant of any Shares acquired pursuant to the Plan. The Corporation may require a Participant to satisfy any relevant withholding of tax or social charges required for any jurisdiction, including an appropriate reduction in the number of Shares for the payment of such taxes or charges, before delivering any Shares to such Participant.

ARTICLE 22.  NO EMPLOYMENT RIGHTS

The right to elect to participate in the Plan shall not constitute an offer of employment to Eligible Employees nor shall participation in the Plan guarantee a Participant’s continued employment. Participation in the Plan shall not limit the right of an Employer to terminate a Participant’s employment at any time.

ARTICLE 23.  RELIANCE ON REPORTS

Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountants of the Corporation and upon any other information furnished in connection with the Plan by any other person or persons other than him or herself.

ARTICLE 24.  TITLES AND HEADINGS

The titles and headings of the Articles and Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

ARTICLE 25.  TERM OF PLAN

Subject to stockholder approval, the Plan shall become effective as of the Effective Date. The Plan shall continue in effect for a term of ten years from the Effective Date unless sooner terminated under Article 18.

ARTICLE 26.  GOVERNING LAW

Except as otherwise expressly required under the laws of a foreign jurisdiction, the Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Illinois and shall be construed to the maximum extent possible to carry out the purposes of the Plan. Should any provision of the Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a particular foreign jurisdiction, such determination shall in no way affect the application of that provision in any other jurisdiction, or any of the remaining provisions of the Plan.

MOLEX INCORPORATED

® VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, October 27, 2011. Have your proxy card in hand when you access the web site and follow the instructions to MOLEX INCORPORATED obtain your records and to create an electronic voting instruction form. MARK PACIONI ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 2222 WELLINGTON COURT If you would like to reduce the costs incurred by our company in mailing proxy LISLE, IL 60532 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, October 27, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M38262-P15531 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MOLEX INCORPORATED For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote number(s) of the nominee(s) on the line below. FOR the following four nominees: 1. Election of Directors 0 0 0 Class III Nominees to serve a three-year term: 01) Edgar D. Jannotta 02) John H. Krehbiel, Jr. 03) Donald G. Lubin 04) Robert J. Potter The Board of Directors recommends you vote FOR For Against Abstain The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3: proposals 5 and 6: 2. Ratification of the selection of Ernst & Young LLP as the 0 0 0 5. Approval of an amendment to the 2008 Molex 0 0 0 independent auditor for fiscal year 2012. Stock Incentive Plan. 3. Non-binding advisory vote on fiscal year 2011 0 0 0 6. Approval of an amendment to the 2005 Molex 0 0 0 compensation of named executive officers. Employee Stock Purchase Plan. The Board of Directors recommends you vote 3 Years 2 Years 1 Year Abstain 3 YEARS for proposal 4: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 4. Non-binding advisory vote on the frequency 0 0 0 0 of advisory votes on named executive officer compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. MOLEX INCORPORATED Annual Meeting of Stockholders October 28, 2011 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Molex Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Frederick A. Krehbiel, John H. Krehbiel, Jr., and Martin P. Slark and each or any of them (the “Proxies”), as proxies and attorneys-in-fact, each with full power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting to be held October 28, 2011 at 10:00 a.m., Central time, at Molex’s corporate headquarters, and at any adjournments or postponements thereof, and to vote all of the shares of Common Stock (or Class B Common Stock) of Molex held of record by the undersigned as of the close of business on September 1, 2011, which the undersigned would be entitled to vote if personally present at the Annual Meeting with all the powers the undersigned would possess, on all matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ALL PROPOSALS REFERRED TO ON THE REVERSE SIDE OF THIS CARD. The Proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee herein becomes unavailable to serve or for good cause will not serve, and (ii) in their best judgment on any other matters that may properly come before the Annual Meeting. PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE (Please complete and sign reverse side)